Exhibit 4.10

WILLIAMS PARTNERS L.P.,
WILLIAMS PARTNERS FINANCE CORPORATION
AND
JPMORGAN CHASE BANK, N.A.,
as Trustee

SENIOR INDENTURE
Dated as of [     ]
Senior Debt Securities

Reconciliation and tie between
Trust Indenture Act of 1939, as amended,
and the Indenture

Indenture
Trust Indenture Act Section	Section
(S)310(a)(1)	608
(a)(2)	608
(b)	609
(S)312(a)	701
(b)	702
(c)	702
(S)313(a)	703
(b)(2)	703
(c)	703
(d)	703
(S)314(a)	704
(c)(1)	102
(c)(2)	102
(e)	102
(f)	102
(S)316(a) (last sentence)	101
(a)(1)(A)	502, 512
(a)(1)(B)	513
(b)	508
(S)317(a)(1)	503
(a)(2)	504
(b)	1003
(S)318(a)	108

Note:	This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

i

		Page
ARTICLE TWELVE
SINKING FUNDS

Section 1201	Applicability of Article	68
Section 1202	Satisfaction of Sinking Fund Payments with Securities	69
Section 1203	Redemption of Securities for Sinking Fund	69

ARTICLE THIRTEEN
REPAYMENT AT THE OPTION OF HOLDERS

Section 1301	Applicability of Article	70

ARTICLE FOURTEEN
SECURITIES IN FOREIGN CURRENCIES

Section 1401	Applicability of Article	70

ARTICLE FIFTEEN
MEETINGS OF HOLDERS OF SECURITIES

Section 1501	Purposes for Which Meetings May Be Called	70
Section 1502	Call, Notice and Place of Meetings	71
Section 1503	Persons Entitled to Vote at Meetings	71
Section 1504	Quorum; Action	71
Section 1505	Determination of Voting Rights; Conduct and Adjournment of Meetings	72
Section 1506	Counting Votes and Recording Action of Meetings	73

ARTICLE SIXTEEN
GUARANTEES OF SECURITIES

Section 1601	Unconditional Guarantee	73
Section 1602	Execution and Delivery of Notation of Guarantee	76
Section 1603	Limitation on Guarantor Liability	76
Section 1604	Release of Guarantee	76

     This SENIOR INDENTURE (the “Indenture”), dated as of [                    ], is among WILLIAMS PARTNERS L.P., a Delaware limited partnership (the “Partnership”), WILLIAMS PARTNERS FINANCE CORP., a Delaware corporation (“Finance Corp.,” and together with the Partnership, the “Issuers, and each individually, an “Issuer”) and JPMORGAN CHASE BANK, N.A., a national banking association, duly organized and validly existing under the laws of the United States of America, as trustee (the “Trustee”).
RECITALS
     Each of the Issuers has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its senior debentures, notes or other evidences of indebtedness (hereinafter called the “Securities”), unlimited as to principal amount, to bear such rates of interest, to mature at such time or times, to be issued in one or more series and to have such other provisions as shall be fixed as hereinafter provided.
     All things necessary to make this Indenture a valid and legally binding agreement of the Issuers, in accordance with its terms, have been done.
     NOW, THEREFORE, THIS INDENTURE WITNESSETH:
     For and in consideration of the premises and the purchase of the Securities by the Holders (as herein defined) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof as follows:
ARTICLE ONE
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
Section 101 Definitions; Rules of Construction.
     Except as otherwise expressly provided in or pursuant to this Indenture or unless the context otherwise requires, for all purposes of this Indenture:
     (1) The terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular.
     (2) All other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein.
     (3) All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the terms “generally accepted accounting principles” or “GAAP” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation.
     (4) The words “herein,” “hereof,” “hereto” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

     (5) The word “or” is always used inclusively (for example, the phrase “A or B” means “A or B or both,” not “either A or B but not both”).
     (6) Provisions apply to successive events and transactions.
     (7) Any reference to gender includes the masculine, feminine and the neuter, as the case may be.
     (8) References to agreements and other instruments include subsequent amendments thereto and restatements thereof.
     (9) “Including” means “including without limitation”.
     (10) All exhibits are incorporated by reference herein and expressly made a part of this Indenture.
     (11) All references to articles, sections and exhibits (and subparts thereof) are to this Indenture.
     Certain terms used principally in certain Articles hereof are defined in those Articles.
     “Act,” when used with respect to any Holders, has the meaning specified in Section 104.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have the meanings correlative to the foregoing.
     “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depositary that apply to such transfer or exchange at the relevant time.
     “Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 612 to act on behalf of the Trustee to authenticate Securities of one or more series.
     “Authorized Newspaper” means a newspaper, in an official language of the place of publication or in the English language, customarily published on each day that is a Business Day in the place of publication, whether or not published on days that are Legal Holidays in the place of publication, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any day that is a Business Day in the place of publication. If it shall be impractical in the opinion of the Trustee to make any publication of any notice required hereby in an Authorized Newspaper, any publication or other notice in lieu thereof which is made or given with the approval of the Trustee shall constitute a sufficient publication of such notice.

     “Bankruptcy Law” means Title 11, United States Code, as amended, or any similar federal or state law for the relief of debtors.
     “Board of Directors” means:
     (1) with respect to the Partnership, the board of directors of the General Partner or any committee of the board of directors of the General Partner duly authorized to act generally or in any particular respect on behalf of the Partnership under this indenture;
     (2) with respect to Finance Corp., the board of directors of Finance Corp.;
     (3) with respect to any other corporation, the board of directors of the corporation or any authorized committee thereof;
     (4) with respect to a limited liability company, the managing member or managing members of such limited liability company or any authorized committee thereof;
     (5) with respect to any other partnership, the board of directors of the general partner of the partnership or any authorized committee thereof; and
     (6) with respect to any other Person, the board or committee of such Person serving a similar function.
     “Board Resolution” means (i) in the case of the Issuers, one or more resolutions (which may be standing resolutions) adopted by the Boards of Directors of both the General Partner, on behalf of the Partnership, and Finance Corp., copies of which are certified by the Secretary or an Assistant Secretary of the General Partner and Finance Corp., respectively, and (ii) in the case any Guarantor, one or more resolutions (which may be standing resolutions) adopted by the Board of Directors of such Guarantor or other appropriate Person, copies of which are certified by the Secretary or Assistant Secretary of such Guarantor or Person, in either case, to have been duly adopted and to be in full force and effect on the date of such certification, and delivered to the Trustee.
     “Business Day,” means, unless otherwise specified with respect to any Securities pursuant to Section 301, each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or another Place of Payment are authorized or required by law, regulation or executive order to close.
     “Capital Stock” means:
     (1) in the case of a corporation, corporate stock;
     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
     (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
     “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or any successor agency.
     “Common Units” means common units representing limited partnership interests in the Partnership.
     “Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall at any particular time be principally administered, which office at the date of original execution of this Indenture is located at 4 New York Plaza, New York, New York 10004, Attention: Worldwide Securities Services.
     “Corporation” includes corporations and limited liability companies and, except for purposes of Article Eight, associations, companies (other than limited liability companies) and business trusts.
     “Currency,” with respect to any payment, deposit or other transfer in respect of the principal of or any premium or interest on any Security, means Dollars or the Foreign Currency, as the case may be, in which such payment, deposit or other transfer is required to be made by or pursuant to the terms hereof or such Security and, with respect to any other payment, deposit or transfer pursuant to or contemplated by the terms hereof or such Security, means Dollars.
     “CUSIP number” means the alphanumeric designation assigned to a Security by Standard & Poor’s Corporation, CUSIP Service Bureau.
     “Defaulted Interest” has the meaning specified in Section 307.
     “Definitive Security” means a certificated Security registered in the name of the Holder thereof (other than a Depositary or its nominee) issued under this Indenture pursuant to Section 301 and Section 305.
     “Dollars” or “$” means a dollar or other equivalent unit of legal tender for payment of public or private debts in the United States of America.
     “Event of Default” has the meaning specified in Section 501.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto, in each case as amended from time to time.
     “Finance Corp.” means the Person named as “Finance Corp.” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Finance Corp.” shall mean such successor Person.
     “Foreign Currency” means any currency, currency unit or composite currency, including, without limitation, the euro, issued by the government of one or more countries other than the

United States of America or by any recognized confederation or association of such governments.
     “GAAP” means generally accepted accounting principles in the United States, which are in effect from time to time.
     “General Partner” means Williams Partners GP LLC, a Delaware limited liability company and the general partner of the Partnership, and any successor thereto as general partner of the Partnership.
     “Global Security” means a Security issued under this Indenture in global form pursuant to Section 301, bearing the legend set forth in Section 203 and deposited with, or on behalf of, and registered in the name of, the Depositary or its nominee.
     “Government Obligations” means securities which are (i) direct obligations of the United States of America or the other government or governments in the confederation which issued the Foreign Currency in which the principal of or any premium or interest on any Security shall be payable, in each case where the payment or payments thereunder are supported by the full faith and credit of the United States or such government or governments or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such other government or governments, in each case where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments, and which, in the case of (i) or (ii), are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a Depositary receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a Depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such Depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such Depositary receipt.
     “Guarantee” and “Guarantees” have the meanings specified in Section 1601(1).
     “Guarantor” means (i) each Subsidiary of the Partnership that becomes a guarantor of the Securities of a series pursuant to Section 301(20) and (ii) any Subsidiary of the Partnership that is a successor to any Subsidiary of the Partnership referred to in clause (i) in accordance with Article Eight. The term “Guarantor” shall not include any Subsidiary of the Partnership that shall have been released from its obligations pursuant to Section 1603 hereof.
     “Holder,” in the case of any Registered Security, means the Person in whose name such Security is registered in the Security Register.
     “Indenture” means this instrument as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and, with respect to any Security, by the terms and provisions of such Security established pursuant to Section 301 (as such terms and provisions may be amended pursuant to the applicable provisions hereof); provided, however, that, if at any time more than one Person is acting as Trustee under this instrument, “Indenture” shall mean, with respect to any one or more series of Securities for which such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of those particular series of Securities for which such Person is Trustee established pursuant to Section 301, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is not Trustee, regardless of when such terms or provisions were adopted.
     “Indenture Obligations” has the meaning specified in Section 1601.
     “Independent Registered Public Accounting Firm” means a firm of accountants that, with respect to the Issuers and any other obligor under the Securities, is an independent registered public accounting firm within the meaning of the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder, who may be the independent registered public accounting firm regularly retained by the Issuers or who may be another independent registered public accounting firm. Such firm shall be entitled to rely upon any Opinion of Counsel as to the interpretation of any legal matters relating to this Indenture or certificates required to be provided hereunder.
     “Indexed Security” means a Security the terms of which provide that the principal amount thereof payable at Stated Maturity may be more or less than the principal face amount thereof at original issuance.
     “Indirect Participant” means an entity that, with respect to any Depositary, clears through or maintains a direct or indirect, custodial relationship with a Participant.
     “interest,” means any interest specified in any Security as being payable with respect to that Security and, with respect to any Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.
     “Interest Payment Date,” with respect to any Security, means the Stated Maturity of an installment of interest on such Security.
     “Issuer Request” and “Issuer Order” mean, respectively, a written request or order, as the case may be, signed in the name of each of the Issuers by the Chairman of the Board of Directors, the President, a Vice President, the Treasurer, the Assistant Treasurer, the Secretary or the Assistant Secretary or other person authorized by resolution of the Board of Directors of the General Partner and Finance Corp., respectively, and delivered to the Trustee.
     “Issuer” or “Issuers” means the Person or Persons named as such in the first paragraph of this instrument.
     “Judgment Currency” has the meaning specified in Section 116.
     “Legal Holidays” has the meaning specified in Section 114.

     “Maturity,” with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as provided in or pursuant to this Indenture, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or repurchase, notice of option to elect repayment or otherwise, and includes the Redemption Date.
     “New York Banking Day” has the meaning specified in Section 116.
     “Office” or “Agency,” with respect to any Securities, means an office or agency of the Issuers maintained or designated in a Place of Payment for such Securities pursuant to Section 1002 or any other office or agency of the Issuers maintained or designated for such Securities pursuant to Section 1002 or, to the extent designated or required by Section 1002 in lieu of such office or agency, the Corporate Trust Office of the Trustee.
     “Officer’s Certificate” means (i) in the case of the Issuers, a certificate signed on behalf of each Issuer by the Chairman of the Board, the President or a Vice President, the Treasurer, the Assistant Treasurer, the Secretary or the Assistant Secretary or other person authorized by resolution of Boards of Directors of the General Partner and Finance Corp., respectively, and (ii) in the case of any Guarantor, a certificate signed on behalf of such Guarantor by the Chairman of the Board, the President or a Vice President, the Treasurer, the Assistant Treasurer, the Secretary or the Assistant Secretary or other person authorized by resolution of Board of Directors of such Guarantor or other appropriate Person, in either case, that complies with the requirements of Section 314(e) of the Trust Indenture Act, if applicable, and is delivered to the Trustee.
     “Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for either Issuer or any Affiliate thereof or other counsel that, if applicable, complies with the requirements of Section 314(e) of the Trust Indenture Act.
     “Original Issue Discount Security” means a Security issued pursuant to this Indenture which provides, at any time prior to the final Stated Maturity of such Security, for declaration of an amount less than the principal face amount thereof to be due and payable upon acceleration pursuant to Section 502.
     “Outstanding,” when used with respect to any Securities, means, as of the date of determination, all such Securities theretofore authenticated and delivered under this Indenture, except:
     (1) any such Security theretofore cancelled by the Trustee or accepted by the Trustee for cancellation including Securities tendered and exchanged for other securities of the Partnership;
     (2) any such Security of any series for which payment at the Maturity thereof money in the necessary amount has been theretofore deposited pursuant hereto (other than pursuant to Section 402) with the Trustee or any Paying Agent (other than an Issuer) in trust or set aside and segregated in trust by the Issuers (if an Issuer shall act as the Paying Agent) for the Holders of such series of Securities, provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

     (3) any such Security of any series with respect to which the Issuers have effected defeasance or covenant defeasance pursuant to the terms hereof, except to the extent provided in Section 402;
     (4) any such Security which has been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, unless there shall have been presented to the Trustee proof satisfactory to it that such Security is held by a bona fide purchaser in whose hands such Security is a valid obligation of the Issuers; and
     (5) any such Security converted or exchanged as contemplated by this Indenture into Common Units or other securities, cash or other property, if the terms of such Security provide for such conversion or exchange pursuant to Section 301; provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities of any series have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders of Securities of such series for quorum purposes, (i) the principal amount of an Original Issue Discount Security that may be counted in making such determination and that shall be deemed to be Outstanding for such purposes shall be equal to the amount of the principal thereof that pursuant to the terms of such Original Issue Discount Security would be declared (or shall have been declared to be) due and payable upon a declaration of acceleration thereof pursuant to Section 502 at the time of such determination, and (ii) the principal amount of any Indexed Security that may be counted in making such determination and that shall be deemed Outstanding for such purpose shall be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided in or pursuant to this Indenture, and (iii) the principal amount of a Security denominated in a Foreign Currency shall be the Dollar equivalent, determined on the date of original issuance of such Security, of the principal amount (or, in the case of an Original Issue Discount Security, the Dollar equivalent on the date of original issuance of such Security of the amount determined as provided in (i) above) of such Security, and (iv) Securities owned by an Issuer or any other obligor upon the Securities or any Affiliate of an Issuer or such other obligor, shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making any such determination or relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer actually knows to be so owned shall be so disregarded. Securities so owned which shall have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of a Responsible Officer (A) the pledgee’s right so to act with respect to such Securities and (B) that the pledgee is not an Issuer or any other obligor upon the Securities or an Affiliate of an Issuer or such other obligor.
     “Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.
     “Partnership” means the Person named as the “Partnership” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Partnership” shall mean such successor Person.

     “Paying Agent” means any Person authorized by the Issuers to pay the principal of, or any premium or interest on any Security on behalf of the Issuers.
     “Person” or “person” means any individual, corporation, partnership, joint venture, joint-stock company, association, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof.
     “Place of Payment,” with respect to any Security, means the place or places where the principal of, or any premium or interest on such Security are payable as provided in or pursuant to this Indenture or such Security.
     “Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same indebtedness as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a lost, destroyed, mutilated or stolen Security shall be deemed to evidence the same indebtedness as the lost, destroyed, mutilated or stolen Security.
     “Redemption Date,” with respect to any Security or portion thereof to be redeemed, means each date fixed for such redemption by or pursuant to this Indenture or such Security.
     “Redemption Price,” with respect to any Security or portion thereof to be redeemed, means the price at which it is to be redeemed including, if applicable, accrued and unpaid interest, as determined by or pursuant to this Indenture or such Security.
     “Registered Security” means any Security established pursuant to Section 201 which is registered in the Security Register.
     “Regular Record Date” for the interest payable on any Registered Security on any Interest Payment Date therefor means the date, if any, specified in or pursuant to this Indenture or such Security as the “Regular Record Date.”
     “Required Currency” has the meaning specified in Section 116.
     “Responsible Officer” means any officer of the Trustee in its Corporate Trust Office with direct responsibility for the administration of this Indenture, and also, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.
     “Security” or “Securities” means any note or notes, bond or bonds, debenture or debentures, or any other evidences of indebtedness, as the case may be, authenticated and delivered under this Indenture; provided, however, that, if at any time there is more than one Person acting as Trustee under this Indenture, “Securities,” with respect to any such Person, shall mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any series as to which such Person is not Trustee.
     “Security Register,” “Security Registrar” and “Registrar” have the respective meanings specified in Section 305.

     “Special Record Date” for the payment of any Defaulted Interest on any Registered Security means a date fixed by the Trustee pursuant to Section 307.
     “Stated Maturity,” with respect to any Security or any installment of principal thereof or interest thereon, means the date established by or pursuant to this Indenture or such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.
     “Subsidiary” means, with respect to any specified Person:
     (1) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
     (2) any partnership (whether general or limited) or limited liability company (a) the sole general partner or member of which is such Person or a Subsidiary of such Person, or (b) if there is more than a single general partner or member, either (x) the only managing general partners or managing members of which are such Person or one or more Subsidiaries of such Person (or any combination thereof) or (y) such Person owns or controls, directly or indirectly, a majority of the outstanding general partner interests, member interests or other Voting Stock of such partnership or limited liability company, respectively.
     “Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended, and any reference herein to the Trust Indenture Act or a particular provision thereof shall mean such Act or provision, as the case may be, as amended or replaced from time to time or as supplemented from time to time by rules or regulations adopted by the Commission under or in furtherance of the purposes of such Act or provision, as the case may be.
     “Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such with respect to one or more series of Securities pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean each Person who is then a Trustee hereunder; provided, however, that if at any time there is more than one such Person, “Trustee” shall mean each such Person and as used with respect to the Securities of any series shall mean only the Trustee with respect to the Securities of such series.
     “United States,” except as otherwise provided in or pursuant to this Indenture or any Security, means the United States of America (including the states thereof and the District of Columbia), its territories and possessions and other areas subject to its jurisdiction.
     “United States Alien,” except as otherwise provided in or pursuant to this Indenture or any Security, means any Person who, for United States Federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States Federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

     “U.S. Depositary” or “Depositary” means, with respect to any Security issuable or issued in the form of one or more Global Securities, the Person designated as U.S. Depositary or Depositary by the Issuers in or pursuant to this Indenture, which Person must be, to the extent required by applicable law or regulation, a clearing agency registered under the Exchange Act and, if so provided with respect to any Security, any successor to such Person. If at any time there is more than one such Person, “U.S. Depositary” or “Depositary” shall mean, with respect to any Securities, the qualifying entity which has been appointed with respect to such Securities.
     “Vice President,” when used with respect to the General Partner, Finance Corp. or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “Vice President.”
     “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors of such Person.
Section 102 Compliance Certificates and Opinions.
     Except as otherwise expressly provided in or pursuant to this Indenture, upon any application or request by the Issuers to the Trustee to take any action under any provision of this Indenture, the Issuers shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents or any of them is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.
     Every certificate or opinion with respect to compliance with a condition or covenant or covenant provided for in this Indenture (other than a certificate delivered pursuant to Section 1006) shall include:
     (1) a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and
     (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 103 Form of Documents Delivered to Trustee.
     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
     Any certificate or opinion of an officer of the General Partner or Finance Corp. may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such officer knows that the opinion with respect to the matters upon which his certificate or opinion is based are erroneous. Any such Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the General Partner or Finance Corp. stating that the information with respect to such factual matters is in the possession of the Partnership or Finance Corp., unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Any certificate, statement or opinion of an officer of the General Partner or Finance Corp. or any Opinion of Counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Partnership or Finance Corp., unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous.
     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture or any Security, they may, but need not, be consolidated and form one instrument.
Section 104 Acts of Holders.
     (1) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by or pursuant to this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments (including instruments in electronic, digital or other machine-readable form) of substantially similar tenor signed by such Holders (whether in person or through signatures in electronic, digital or other machine-readable form) or by an agent duly appointed in writing (including writings in electronic, digital or other machine-readable form) or may be embodied in and evidenced by the record of Holders voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders duly called and held in accordance with the provisions of Article Fifteen, or a combination of such instruments or record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuers and the Guarantors (if any). Such instrument or instruments or record or both (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 315 of the Trust Indenture Act) conclusive in favor of the Trustee, the Issuers, the Guarantors (if any) and any agent of any of the foregoing, if made in the manner provided in this Section. The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 1506.
     Without limiting the generality of this Section 104, unless otherwise provided in or pursuant to this Indenture, a Holder, including a U.S. Depositary that is a Holder of a Global Security, may make, give or take, by a proxy or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other Act provided in or pursuant to this Indenture or the Securities to be made, given or taken by Holders, and a U.S. Depositary that is a Holder of a Global Security may provide its proxy or proxies to the beneficial owners of interests in any such Global Security through such U.S. Depositary’s standing instructions and customary practices.
     The Trustee may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any permanent Global Security held by a U.S. Depositary entitled under the procedures of such U.S. Depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other Act provided in or pursuant to this Indenture to be made, given or taken by Holders.
     (2) The fact and date of the execution by any Person of any such instrument or writing referred to in this Section 104 may be proved in any reasonable manner which the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine; and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section.
     (3) The ownership, principal amount and serial numbers of Registered Securities held by any Person, and the date of the commencement and the date of the termination of holding the same, shall be proved by the Security Register.
     (4) If the Issuers shall solicit from the Holders of any Registered Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuers may at their option (but are not obligated to), by Board Resolution, fix in advance a record date for the determination of Holders of Registered Securities entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of Registered Securities of record at the close of business on such record date shall be deemed to be Holders for the purpose of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders of Registered Securities shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.
     (5) Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Security shall bind every future Holder of the same Security and the

Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee, any Security Registrar, any Paying Agent, the Issuers or the Guarantors (if any) in reliance thereon, whether or not notation of such Act is made upon such Security.
Section 105 Notices, etc. to Trustee, the Issuers and any Guarantors.
     Any request, demand, authorization, direction, notice, consent, waiver or other Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,
     (1) the Trustee by any Holder, the Issuers or any Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (which may be via facsimile) to or with the Trustee at its Corporate Trust Office, or
     (2) the Issuers or any Guarantor by the Trustee or any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid or airmail postage prepaid if sent from outside the United States, to (i) each Issuer addressed to the attention of its Treasurer (with a copy to the General Counsel) at the following address: One Williams Center, Tulsa, Oklahoma 74172-0172; and (ii) any Guarantor at its principal office as specified in any indenture supplement hereto in which such Guarantor is named as a Guarantor or, in either case, at any other address previously furnished in writing to the Trustee by the Issuers or any such Guarantor, as the case may be.
Section 106 Notice to Holders of Securities; Waiver.
     Except as otherwise expressly provided in or pursuant to this Indenture, where this Indenture provides for notice to Holders of Securities of all or any series of any event, such notice shall be sufficiently given to Holders of Registered Securities of such series if in writing and mailed, first-class postage prepaid, to each Holder of a Registered Security affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders of Registered Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Registered Security shall affect the sufficiency of such notice with respect to other Holders of Registered Securities given as provided herein. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided. In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
     Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of Securities shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 107 Language of Notices.
     Any request, demand, authorization, direction, notice, consent, election or waiver required or permitted under this Indenture shall be in the English language, except that, if the Issuers so elect, any published notice may be in an official language of the country of publication (with a copy in English to be provided to the Trustee).
Section 108 Incorporation by Reference of Trust Indenture Act; Trust Indenture Act Controls.
     (a) If any provision hereof limits, qualifies or conflicts with the duties that would be imposed by any of Sections 310 to 317 of the TIA through operation of Section 318(c) thereof on any person, such imposed duties shall control. The following TIA terms have the following meanings:
     “indenture securities” means the Securities;
     “indenture security holder” means a Holder;
     “indenture to be qualified” means this Indenture;
     “indenture trustee” or “institutional trustee” means the Trustee; and
     “obligor” on the indenture securities means the Issuers and any other obligor on the indenture securities.
     All other TIA terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC Rule have the meanings assigned to them by such definitions.
     (b) If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.
Section 109 Effect of Headings and Table of Contents.
     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
Section 110 Successors and Assigns.
     All covenants and agreements in this Indenture by the Issuers and the Guarantors (if any) shall bind their successors and assigns, whether so expressed or not.
Section 111 Separability Clause.
     In case any provision in this Indenture or any Security shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 112 Benefits of Indenture.
     Nothing in this Indenture or any Security, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, any Authentication Agent, the Guarantors (if any) and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.
Section 113 Governing Law.
     This Indenture, the Securities and the Guarantees (if any) shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state.
Section 114 Legal Holidays.
     Unless otherwise specified in or pursuant to this Indenture or any Securities, in any case where any Interest Payment Date, Stated Maturity or Maturity of any Security, or the last date on which a Holder has the right to convert or exchange Securities of a series that are convertible or exchangeable shall not be a Business Day (a “Legal Holiday”) at any Place of Payment, then (notwithstanding any other provision of this Indenture or any Security other than a provision in any Security that specifically states that such provision shall apply in lieu hereof) payment need not be made at such Place of Payment on such date, and such Securities need not be converted or exchanged on such date but such payment may be made, and such Securities may be converted or exchanged, on the next succeeding day that is a Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or at the Stated Maturity or Maturity or on such last day for conversion or exchange, and no interest shall accrue on the amount payable on such date or at such time for the period from and after such Interest Payment Date, Stated Maturity, Maturity or last day for conversion or exchange, as the case may be, to the next succeeding Business Day.
Section 115 Counterparts.
     This Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.
Section 116 Judgment Currency.
     The Issuers and the Guarantors (if any) agree, to the fullest extent that they may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of, or premium or interest, if any, on the Securities of any series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the requisite amount of the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which a final unappealable judgment is given and (b) their obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with clause (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture. For purposes of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a Legal Holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to be closed.
Section 117 Limitation on Individual Liability.
     No recourse under or upon any obligation, covenant or agreement contained in this Indenture or in any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, partner, member, shareholder or unitholder, officer or director, as such, past, present or future, of the Issuers, the Guarantors (if any) or of any successors, either directly or through the Issuers, the Guarantors (if any) or any successors, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely partnership and corporate obligations, respectively, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, partners, members, shareholders or unitholders, officers or directors, as such, of the Issuers, the Guarantors (if any) or any successors, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any Security or Guarantee or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, partner, member, shareholder or unitholder, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any Security or Guarantee or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Security and any Guarantee.
Section 118 Joint and Several Liability.
     Except as otherwise expressly provided for herein, the obligations of the Issuers under this Indenture and the Securities and the obligation of the Guarantors (if any) under this Indenture and the Guarantees shall be joint and several.
ARTICLE TWO
SECURITIES FORMS
Section 201 Forms Generally.
     Each Registered Security and temporary or permanent Global Security or Definitive Security issued pursuant to this Indenture shall be in the form established by or pursuant to a

Board Resolution and set forth in an Officer’s Certificate, or established in one or more indentures supplemental hereto, shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by or pursuant to this Indenture or any indenture supplemental hereto and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Security as evidenced by their execution of such Security.
     Unless otherwise provided in or pursuant to this Indenture or any Securities, the Securities shall be issuable in registered form without coupons.
     Definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods on a steel engraved border or steel engraved borders or may be produced in any other manner, all as determined by the officers of the Issuers executing such Securities, as evidenced by their execution of such Securities.
Section 202 Form of Trustee’s Certificate of Authentication.
     Subject to Section 612, the Trustee’s certificate of authentication shall be in substantially the following form:
     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

TRUSTEE

By:
Authorized Officer

Dated:

Section 203 Securities in Global Form.
     Unless otherwise provided in or pursuant to this Indenture or any Securities, the Securities shall be issuable in permanent global form. If Securities of a series shall be issuable in global form, any such Security may provide that it or any number of such Securities shall represent the aggregate amount of all Outstanding Securities of such series (or such lesser amount as is permitted by the terms thereof) from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be increased or reduced to reflect exchanges, redemptions or transfer of beneficial interests from one Global Security to another Global Security. Any endorsement of any Global Security to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Holders, of Outstanding Securities represented thereby shall be made in such manner and by such Person or Persons as shall be specified therein or in the Issuer Order to be delivered pursuant to Section 303 or Section 304 with respect thereto. Subject to the provisions of Section 303 and, if applicable, Section 304, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Issuer Order. If an Issuer Order pursuant to Section 303 or Section 304 has been, or simultaneously is, delivered, any instructions by the Issuers with respect to a Global Security shall be in writing but need not be accompanied by or contained in an Officer’s Certificate and need not be accompanied by an Opinion of Counsel.
     Notwithstanding the provisions of Section 307, unless otherwise specified in or pursuant to this Indenture or any Securities, payment of principal of and any premium and interest on any Security in temporary or permanent global form shall be made to the Person or Persons specified therein.
     Notwithstanding the provisions of Section 308 and except as provided in the preceding paragraph, the Issuers, the Trustee and any agent of the Issuers or the Trustee shall treat as the Holder of such principal amount of Outstanding Securities as is represented by a Global Security in the case of a Global Security in registered form, the Holder of such Global Security in registered form.
     Each Global Security shall bear a legend in substantially the following form (unless otherwise specified by the Depositary):
“THIS DEBT SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS DEBT SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY DEBT SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS DEBT SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.”
ARTICLE THREE
THE SECURITIES
Section 301 Amount Unlimited; Issuable in Series.
     The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more series. With respect to any Securities to be authenticated and delivered hereunder, there shall be established in or pursuant to a Board Resolution and set forth in an Officer’s Certificate, or established in one or more indentures supplemental hereto,

     (1) the title of such Securities and the series, including CUSIP numbers in which such Securities shall be included;
     (2) any limit upon the aggregate principal amount of the Securities of such series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Section 304, Section 305, Section 306, Section 905 or Section 1107, upon repayment in part of any Registered Security of such series pursuant to Article Thirteen or upon surrender in part of any Registered Security for conversion or exchange into Common Units or other securities, cash or other property pursuant to its terms, or pursuant to the terms of such Securities and except for any Securities, which, pursuant to Section 303, are deemed never to have been authenticated and delivered hereunder);
     (3) if any of such Securities are to be issuable in global form, when any of such Securities are to be issuable in global form and (i) whether such Securities are to be issued in temporary or permanent global form or both, (ii) whether beneficial owners of interests in any such Global Security may exchange such interests for Securities of the same series and of like tenor and of any authorized form and denomination, and the circumstances under which any such exchanges may occur, if other than in the manner specified in Section 305, and (iii) the name of the Depositary or the U.S. Depositary, as the case may be, with respect to any Global Security;
     (4) the date as of which any Global Security shall be dated (if other than the date of original issuance of the first of such Securities to be issued);
     (5) the date or dates, or the method or methods, if any, by which such date or dates shall be determined, on which the principal and premium, if any, of such Securities is payable;
     (6) the rate or rates at which such Securities shall bear interest, if any, or the method or methods, if any, by which such rate or rates are to be determined, the date or dates, if any, from which such interest shall accrue or the method or methods, if any, by which such date or dates are to be determined, the Interest Payment Dates, if any, on which such interest shall be payable and the Regular Record Date, if any, for the interest payable on Registered Securities on any Interest Payment Date, whether and under what circumstances any additional amounts in respect of certain taxes, assessments or other governmental charges imposed on Holders shall be payable to Holders, the notice, if any, to Holders regarding the determination of interest on a floating rate Security and the manner of giving such notice, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;
     (7) if in addition to or other than the Borough of Manhattan, The City of New York, the place or places where the principal of and any premium and interest on such Securities shall be payable, any of such Securities that are Registered Securities may be surrendered for registration of transfer or exchange, any of such Securities may be surrendered for conversion or exchange and notices or demands to or upon the Issuers in respect of such Securities and this Indenture may be served, the extent to which, or the manner in which, any interest payment on a Global Security on an Interest Payment Date, will be paid and the manner in which any principal of or premium, if any, on any Global Security will be paid;

     (8) whether any of such Securities are to be redeemable at the option of the Issuers and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such Securities may be redeemed, in whole or in part, at the option of the Issuers;
     (9) whether the Issuers are obligated to redeem or purchase any of such Securities pursuant to any sinking fund or analogous provision or at the option of any Holder thereof and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such Securities so redeemed or purchased;
     (10) the denominations in which any of such Securities that are Registered Securities shall be issuable if other than denominations of $1,000 and any integral multiple thereof;
     (11) whether the Securities of the series will be convertible into Common Units and/or exchangeable for other securities, cash or other property of the Partnership or of any other Person, and if so, the terms and conditions upon which such Securities will be so convertible or exchangeable, and any deletions from or modifications or additions to this Indenture to permit or to facilitate the issuance of such convertible or exchangeable Securities or the administration thereof;
     (12) if other than the principal amount thereof, the portion of the principal amount of any of such Securities that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502 or the method by which such portion is to be determined;
     (13) if other than Dollars, the Foreign Currency in which payment of the principal of and any premium or interest on any of such Securities shall be payable;
     (14) if the principal of and any premium or interest on any of such Securities are to be payable, at the election of the Issuers or a Holder thereof or otherwise, in Currency other than that in which such Securities are stated to be payable, the date or dates on which, the period or periods within which, and the other terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the Currency in which such Securities are stated to be payable and the Currency in which such Securities or any of them are to be paid pursuant to such election, and any deletions from or modifications of or additions to the terms of this Indenture to provide for or to facilitate the issuance of Securities denominated or payable, at the election of the Issuers or a Holder thereof or otherwise, in a Foreign Currency;
     (15) whether the amount of payments of principal of or any premium or interest on such Securities may be determined with reference to an index, formula, financial or economic measure or other method or methods (which index, formula, measure or method or methods may be based, without limitation, on one or more Currencies, commodities, equity indices or other indices), and, if so, the terms and conditions upon which and the manner in which such amounts shall be determined and paid or be payable;

     (16) any deletions from, modifications of or additions to the Events of Default or covenants of the Issuers with respect to any of such Securities, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein;
     (17) whether either or both of Section 402(2) relating to defeasance or Section 402(3) relating to covenant defeasance shall not be applicable to the Securities of such series, and any covenants relating to the Securities of such series which shall be subject to covenant defeasance, and, if the Securities of such series are subject to repurchase or repayment at the option of the Holders thereof, whether the Issuers’ obligation to repurchase or repay such Securities will be subject to defeasance or covenant defeasance, and any deletions from, or modifications or additions to, the provisions of Article Four in respect of the Securities of such series;
     (18) if any of such Securities are to be issuable in global form and are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;
     (19) if there is more than one Trustee or a Trustee other than JPMorgan Chase Bank, N.A., the identity of the Trustee and, if not the Trustee, the identity of each Security Registrar, Paying Agent or Authenticating Agent with respect to such Securities;
     (20) whether the Securities of the series will be guaranteed by one or more Guarantors pursuant to Article Sixteen, any modifications to the terms of Article Sixteen applicable to the Securities of such series and the applicability of any other guarantees;
     (21) whether the Securities of the series will not be co-issued by Finance Corp.;
     (22) whether the Securities of the series will be secured by any collateral and, if so, the terms and conditions upon which such Securities shall be secured and, if applicable, upon which such liens may be subordinated to other liens securing other indebtedness of the Issuers or any Guarantor; and
     (23) any other terms of such Securities and any deletions from or modifications or additions to this Indenture in respect of such Securities.
All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided by the Issuers in or pursuant to the Board Resolution and set forth in the Officer’s Certificate or in any indenture or indentures supplemental hereto pertaining to such series of Securities. The terms of the Securities of any series may provide, without limitation, that the Securities of such series shall be authenticated and delivered by the Trustee on original issue from time to time in accordance with such procedures as are acceptable to the Trustee (including authentication and delivery by the Trustee on original issue from time to time upon telephonic or written order of persons designated in the Officer’s Certificate or supplemental indenture (telephonic instructions to be promptly confirmed in writing by such person) and that such persons are authorized to determine, consistent with such Officer’s Certificate or any applicable supplemental indenture, such terms and conditions of the Securities of such series as are specified in such Officer’s Certificate or supplemental indenture). All Securities of any one series need not be issued at the same time and, unless otherwise so provided by the Issuers, a series may be reopened for issuances of additional Securities of such series or to establish additional terms of such series of Securities. If any of the terms of the Securities of any series shall be established by action taken by or pursuant to a Board Resolution, the Board Resolution shall be delivered to the Trustee at or prior to the delivery of the Officer’s Certificate setting forth the terms of such series.
Section 302 Currency; Denominations.
     Unless otherwise provided in or pursuant to this Indenture or any Security, the principal of and any premium and interest on the Securities shall be payable in Dollars. Unless otherwise provided in or pursuant to this Indenture, Registered Securities denominated in Dollars shall be issuable in registered form without coupons in denominations of $1,000 and any integral multiple thereof. Securities not denominated in Dollars shall be issuable in such denominations as are established with respect to such Securities in or pursuant to this Indenture.
Section 303 Execution, Authentication, Delivery and Dating.
     Securities shall be executed on behalf of the Issuers by the Chairman of the Board, the President, the Treasurer, an Assistant Treasurer, a Vice President or such other person authorized by resolution of the Board of Directors of the General Partner and Finance Corp., respectively. The signature of any of these officers on the Securities may be manual or facsimile.
     Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the General Partner and Finance Corp., respectively, shall bind the Issuers, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.
     At any time and from time to time after the execution and delivery of this Indenture, the Issuers may deliver Securities, executed by the Issuers, to the Trustee for authentication and, provided that the Board Resolution and Officer’s Certificate or supplemental indenture or indentures with respect to such Securities referred to in Section 301 and an Issuer Order for the authentication and delivery of such Securities have been delivered to the Trustee, the Trustee in accordance with the Issuer Order and subject to the provisions hereof and of such Securities shall authenticate and deliver such Securities. In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be provided with, and (subject to Sections 315(a) through 315(d) of the Trust Indenture Act) shall be fully protected in relying upon an Opinion of Counsel and an Officer’s Certificate that contain the statements required by Section 102 and shall also be entitled to receive an Opinion of Counsel stating:
     (1) if the form or forms of such Securities have been established by or pursuant to a Board Resolution as permitted by Section 201, that such form or forms have been established in conformity with the provisions of this Indenture;
     (2) if the terms of such Securities have been, or in the case of Securities of a series that are to be authenticated and delivered by the Trustee on original issue from time to time, will be, established by or pursuant to a Board Resolution as permitted by Section 301, that such terms have been, or in the case of Securities of a series that are to be authenticated and delivered by the Trustee on original issue from time to time, will be, established in conformity with the provisions of this Indenture, subject, in the case of Securities of a series that are to be authenticated and delivered by the Trustee on original issue from time to time, to any conditions specified in such Opinion of Counsel; and
     (3) that such Securities, when authenticated and delivered by the Trustee and issued by the Issuers in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Issuers enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
If such forms or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.
     Notwithstanding the provisions of Section 301 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officer’s Certificate or Issuer Order otherwise required pursuant to such preceding paragraph at or prior to the authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued. This paragraph shall not be applicable to Securities of a series that are issued as part of a reopening pursuant to the last paragraph of Section 301.
     Each Registered Security shall be dated the date of its authentication.
     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for in Section 202 or Section 612 executed by or on behalf of the Trustee or by the Authenticating Agent by the manual signature of one of its authorized officers. Such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.
     Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Issuers, and the Issuers shall deliver such Security to the Trustee for cancellation as provided in Section 309, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.
Section 304 Temporary Securities.
     Pending the preparation of Definitive Securities, the Issuers may execute and deliver to the Trustee and, upon an Issuer Order, the Trustee shall authenticate and deliver, in the manner provided in Section 303, temporary Securities in lieu thereof which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Definitive Securities in lieu of which they are issued, in registered form and with such appropriate insertions, omissions, substitutions and other variations as the officers of the Issuers executing such Securities may determine, as conclusively evidenced by their execution of such Securities. Such temporary Securities may be in the form of Global Securities.
     Except in the case of temporary Global Securities, which shall be exchanged in accordance with the provisions thereof, if temporary Securities are issued, the Issuers shall cause Definitive Securities to be prepared without unreasonable delay. After the preparation of Definitive Securities of the same series and containing terms and provisions that are identical to those of any temporary Securities, such temporary Securities shall be exchangeable for such Definitive Securities upon surrender of such temporary Securities at an Office or Agency for such Securities, without charge to any Holder thereof. Upon surrender for cancellation of any one or more temporary Securities, the Issuers shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Securities of authorized denominations of the same series and containing identical terms and provisions. Unless otherwise provided in or pursuant to this Indenture with respect to a temporary Global Security, until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as Definitive Securities of such series.
Section 305 Registration, Transfer and Exchange.
     With respect to the Registered Securities of each series, if any, the Issuers shall cause to be kept a register (each such register being herein sometimes referred to as the “Security Register”) at an Office or Agency for such series in which, subject to such reasonable regulations as it may prescribe, the Issuers shall provide for the registration of the Registered Securities of such series and of transfers of the Registered Securities of such series.
     Such Office or Agency shall be the “Security Registrar” or “Registrar” for that series of Securities. Unless otherwise specified in or pursuant to this Indenture or the Securities, the Trustee shall be the initial Security Registrar for each series of Securities. The Issuers shall have the right to remove and replace from time to time the Security Registrar for any series of Securities; provided that no such removal or replacement shall be effective until a successor Security Registrar with respect to such series of Securities shall have been appointed by the Issuers and shall have accepted such appointment by the Issuers. In the event that the Trustee shall not be or shall cease to be Security Registrar with respect to a series of Securities, it shall have the right to examine the Security Register for such series at all reasonable times. There shall be only one Security Register for each series of Securities.
     A Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Notwithstanding the foregoing, except as may be provided pursuant to Section 301, any Global Security or any beneficial interest therein shall be exchangeable for Definitive Securities only if (i) the Depositary is at any time unwilling, unable or ineligible to continue as Depositary and a successor Depositary is not appointed by the Issuers within 90 days of the date the Partnership is so informed in writing, (ii) the Depositary ceases to be a clearing agency registered under the Exchange Act, (iii) the Issuers (subject to the procedures of the Depositary) execute and deliver to the Trustee an Issuer Order to the effect that such Global Security shall be so exchangeable or (iv) an Event of Default has occurred and is continuing with respect to such Securities. If the holder of a Global Security or the beneficial owners of interests in a Global Security are entitled to exchange such interests for Definitive Securities as the result of an event specified in clause (i), (ii), (iii) or (iv) of the preceding sentence, the Issuers shall promptly make available to the Trustee Definitive Securities in such form and denominations as are required by or pursuant to this Indenture, and of the same series, containing identical terms and in aggregate principal amount equal to the principal amount of such Global Security, executed by the Issuers. Such Global Security shall be surrendered from time to time by the U.S. Depositary or such other Depositary as shall be specified in the Issuer Order with respect thereto, and in accordance with instructions given to the Trustee and the U.S. Depositary or such other Depositary, as the case may be (which instructions shall be in writing but need not be contained in or accompanied by an Officer’s Certificate or be accompanied by an Opinion of Counsel), as shall be specified in the Issuer Order with respect thereto to the Trustee, as the Issuers’ agent for such purpose, to be exchanged, in whole or in part, for Definitive Securities as described above without charge. The Trustee shall authenticate and make available for delivery, in exchange for each portion of such surrendered Global Security, a like aggregate principal amount of Definitive Securities of the same series of authorized denominations and of like tenor as the portion of such Global Security to be exchanged; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities of the same series to be redeemed and ending on the relevant Redemption Date. Promptly following any such exchange in part, such Global Security shall be returned by the Trustee to such Depositary or the U.S. Depositary, as the case may be, or such other Depositary or U.S. Depositary referred to above in accordance with the instructions of the Issuers referred to above. If a Registered portion of a Global Security is exchanged for Definitive Registered Securities after the close of business at the Office or Agency for such Security where such exchange occurs on or after (i) any Regular Record Date for such Security and before the opening of business at such Office or Agency on the next Interest Payment Date, or (ii) any Special Record Date for such Security and before the opening of business at such Office or Agency on the related proposed date for payment of interest or Defaulted Interest, as the case may be, interest shall not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Definitive Registered Security, but shall be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such Global Security shall be payable in accordance with the provisions of this Indenture.
     The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Transfers and exchanges of beneficial interests in the Global Securities also shall require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following paragraphs, as applicable:
     (1) Beneficial interests in any Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Security. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this subparagraph (1).

     (2) In connection with the transfer or exchange of beneficial interests in any Global Security to Persons who take delivery thereof in the form of a beneficial interest in a different Global Security, the transferor of such beneficial interest must deliver to the Registrar (i) an order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture and such Securities or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Security(s) pursuant to this paragraph.
     If any Holder of a beneficial interest in a Global Security proposes to exchange such beneficial interest for a Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Security in the event of the occurrence of any of the conditions set forth in the third paragraph of this Section 305, then, upon delivery to the Registrar of (i) an order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Security in an amount equal to the beneficial interest to be transferred or exchanged and (ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in clause (i), the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly as described below, and the Issuers shall execute and, upon receipt of an Issuer Order pursuant to Section 303, the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount. Any Definitive Security issued in exchange for a beneficial interest pursuant to this paragraph shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered.
     A Holder of a Definitive Security may exchange such Security for a beneficial interest in a Global Security or transfer such Definitive Securities to a Person who takes delivery thereof in the form of a beneficial interest in a Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Definitive Security and increase or cause to be increased the aggregate principal amount of the applicable Global Security.
     At the option of the Holder, Definitive Securities of any series may be exchanged for other Definitive Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Definitive Securities to be exchanged at an Office or Agency. Whenever any Definitive Securities are so surrendered for exchange, the Issuers shall execute, and the Trustee shall authenticate and deliver, the Definitive Securities which the Holder making the exchange is entitled to receive.

     Upon request by a Holder of Definitive Securities and such Holder’s compliance with the provisions of this paragraph, the Registrar shall register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. A Holder of Definitive Securities may transfer such Securities to a Person who takes delivery thereof in the form of a Definitive Security. Upon receipt of a request to register such a transfer, the Registrar shall register the Definitive Securities pursuant to the instructions from the Holder thereof.
     At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or cancelled in whole and not in part, each such Global Security shall be returned to or retained and cancelled by the Trustee in accordance with Section 309. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, the principal amount of Securities represented by such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
     All Securities issued upon any registration of transfer or exchange of Securities shall be the valid and legally binding obligations of the Issuers evidencing the same debt and entitling the Holders thereof to the same benefits under this Indenture as the Securities surrendered upon such registration of transfer or exchange.
     Every Registered Security presented or surrendered for registration of transfer or for exchange or redemption shall (if so required by the Issuers or the Security Registrar for such Security) be duly endorsed, signature guaranteed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Security Registrar for such Security duly executed by the Holder thereof, signature guaranteed, or his attorney duly authorized in writing.
     No service charge shall be made for any registration of transfer or exchange, or redemption of Securities, but the Issuers may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses (including fees and expenses of the Trustee) that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Sections 304, 306, 905 and 1107 not involving any transfer.
     Except as otherwise provided in or pursuant to this Indenture, the Issuers shall not be required (i) to issue, register the transfer of or exchange any Securities during a period beginning at the opening of business 15 days before the day of selection of Securities of like tenor and the same series under Section 1103 for redemption and ending at the close of business on the day of such selection, (ii) to register the transfer of or exchange any Registered Security so selected for redemption in whole or in part, except in the case of any Security to be redeemed in part, the portion thereof not to be redeemed, or (iii) to issue, register the transfer of or exchange any Security which, in accordance with its terms, has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Security not to be so repaid.
     The Registrar shall retain copies of all certificates, notices and other written communications received pursuant to this Section 305. The Issuers shall have the right to inspect and make copies of all such certificates, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.
     All certifications and certificates required to be submitted to the Registrar pursuant to this Section 305 to effect a registration of transfer or exchange may be submitted by facsimile, with an original of such document to be sent promptly thereafter.
Section 306 Mutilated, Destroyed, Lost and Stolen Securities.
     If any mutilated Security is surrendered to the Trustee, subject to the provisions of this Section 306, the Issuers shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding.
     If there be delivered to the Issuers and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Issuers or to a Responsible Officer that such Security has been acquired by a bona fide purchaser, the Issuers shall execute and, upon the Issuers’ request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such destroyed, lost or stolen Security, a new Security of the same series containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding.
     Notwithstanding the foregoing provisions of this Section 306, in case any mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Issuers in their discretion may, instead of issuing a new Security, pay such Security.
     Upon the issuance of any new Security under this Section, the Issuers may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
     Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute a separate obligation of the Issuers, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of such series duly issued hereunder.
     The provisions of this Section, as amended or supplemented pursuant to this Indenture with respect to particular Securities or generally, shall be exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
Section 307 Payment of Interest; Rights to Interest Preserved.
     Unless otherwise provided in or pursuant to this Indenture, any interest on any Registered Security which shall be payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered as of the close of business on the Regular Record Date for such interest.
     Unless otherwise provided in or pursuant to this Indenture, any interest on any Registered Security which shall be payable, but shall not be punctually paid or duly provided for, on any Interest Payment Date for such Registered Security (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder thereof on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Issuers, at their election in each case, as provided in clause (1) or (2) below:
     (1) The Issuers may elect to make payment of any Defaulted Interest to the Person in whose name such Registered Security (or a Predecessor Security thereof) shall be registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuers shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on such Registered Security and the date of the proposed payment, and at the same time the Issuers shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Person entitled to such Defaulted Interest as in this clause provided. Thereupon, the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuers of such Special Record Date and, in the name and at the expense of the Issuers, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to the Holder of such Registered Security (or a Predecessor Security thereof) at his address as it appears in the Security Register not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Issuers, cause a similar notice to be published at least once in an Authorized Newspaper of general circulation in the Borough of Manhattan, The City of New York, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Person in whose name such Registered Security (or a Predecessor Security thereof) shall be registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).
     (2) The Issuers may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Security may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuers to the Trustee of the proposed payment pursuant to this clause, such payment shall be deemed practicable by the Trustee.
     Unless otherwise provided in or pursuant to this Indenture or the Securities of any particular series pursuant to the provisions of this Indenture, at the option of the Issuers, interest on Registered Securities that bear interest may be paid by wire transfer in immediately available funds if the Holder of the Registered Security has provided to the Issuers and the Trustee wire instructions at least five Business Days prior to the applicable payment date or by check mailed to the address of that Holder as it appears on the books of the Securities Registrar if that Holder has not provided wire instructions; provided that any payment of principal (or premium, if any) in respect of any Security will be made only upon presentation and surrender of such Security at the applicable Office or Agency.
     Subject to the foregoing provisions of this Section and Section 305, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.
     In the case of any Registered Security of any series that is convertible, which Registered Security is converted after any Regular Record Date and on or prior to the immediately succeeding Interest Payment Date (other than any Registered Security with respect to which the Maturity is prior to such Interest Payment Date), interest on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Registered Security (or one or more predecessor Registered Securities) is registered at the close of business on such Regular Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Registered Security which is converted, interest with respect to which the Stated Maturity is after the date of conversion of such Registered Security shall not be payable.
Section 308 Persons Deemed Owners.
     Prior to due presentment of a Registered Security for registration of transfer, the Issuers, the Trustee and any agent of the Issuers or the Trustee may treat the Person in whose name such Registered Security is registered in the Security Register as the owner of such Registered Security for the purpose of receiving payment of principal of, and any premium and (subject to Section 305 and Section 307) interest on, such Registered Security and for all other purposes whatsoever, whether or not any payment with respect to such Registered Security shall be overdue, and none of the Issuers, the Trustee or any agent of the Issuers or the Trustee shall be affected by notice to the contrary.
     No holder of any beneficial interest in any Global Security held on its behalf by a Depositary shall have any rights under this Indenture with respect to such Global Security, and such Depositary may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the owner of such Global Security for all purposes whatsoever. None of the Issuers, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
Section 309 Cancellation.
     All Securities surrendered for payment, redemption, registration of transfer, exchange or conversion or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Securities, as well as Securities surrendered directly to the Trustee for any such purpose, shall be cancelled promptly by the Trustee. The Issuers may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Issuers may have acquired in any manner whatsoever, and all Securities so delivered shall be cancelled promptly by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by or pursuant to this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures.
Section 310 Computation of Interest.
     Except as otherwise provided in or pursuant to this Indenture, or in any Security, interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.
Section 311 CUSIP Numbers.
     The Issuers in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers will promptly notify the Trustee of any change in the CUSIP numbers.
ARTICLE FOUR
SATISFACTION AND DISCHARGE OF INDENTURE
Section 401 Satisfaction and Discharge.
     Upon the direction of the Issuers by an Issuer Order, this Indenture shall cease to be of further effect with respect to any series of Securities specified in such Issuer Order and the Trustee, on receipt of an Issuer Order, at the expense of the Issuers, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series, when

     (1) either
     (a) all Securities of such series theretofore authenticated and delivered have been delivered to the Trustee for cancellation (other than (i) Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities of such series the payment of money for which has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust, as provided in Section 1003); or
     (b) all Securities of such series not theretofore delivered to the Trustee for cancellation:
(i)	have become due and payable, or

(ii)	will become due and payable at their Stated Maturity within one year, or

(iii)	if redeemable at the option of the Issuers, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and the Issuers or the Guarantors (if any), in the case of (i), (ii) or (iii) above, have deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose, (x) money in an amount or (y) Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, in the opinion of a nationally recognized Independent Registered Public Accounting Firm expressed in a written certification thereof delivered to the Trustee, money in the amount, or (z) a combination of (x) and (y) in an amount in the currency in which such series of Securities are payable sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, including the principal of and any premium and interest on such Securities then determinable, to the date of such deposit (in the case of Securities which have become due and payable) or to the Maturity thereof, as the case may be;
     (2) the Issuers and the Guarantors (if any) have paid or caused to be paid all other sums payable hereunder by the Issuers and the Guarantors (if any) with respect to the Outstanding Securities of such series; and
     (3) the Issuers have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series have been complied with.
     In the event there are Securities of two or more series hereunder, the Trustee shall be required to execute an instrument acknowledging satisfaction and discharge of this Indenture only if requested to do so with respect to Securities of such series as to which it is Trustee and if the other conditions thereto are met.

     Notwithstanding the satisfaction and discharge of this Indenture with respect to any series of Securities, the obligations of the Issuers and the Guarantors (if any) to the Trustee under Section 607, the obligations of the Trustee under Section 403, if money, Government Obligations or a combination thereof shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the obligations of the Issuers and the Trustee with respect to the Securities of such series under Section 304, Section 305, Section 306, Section 1002 and Section 1003, and the obligations of the Issuers and the Guarantors (if any) with respect to any rights to convert or exchange such Securities into Common Units or other securities, cash or other property shall survive such satisfaction and discharge.
Section 402 Defeasance and Covenant Defeasance.
     (1) Unless pursuant to Section 301, either or both of (i) defeasance of the Securities of a series under clause (2) of this Section 402 shall not be applicable with respect to the Securities of such series or (ii) covenant defeasance of the Securities of a series under clause (3) of this Section 402 shall not be applicable with respect to the Securities of such series, then such provisions, together with the other provisions of this Section 402 (with such modifications thereto as may be specified pursuant to Section 301 with respect to any Securities), shall be applicable to such Securities, and the Issuers may at their option by Board Resolution, at any time, with respect to such Securities, elect to have Section 402(2) or Section 402(3) be applied to such Outstanding Securities upon compliance with the conditions set forth below in this Section 402.
     (2) Upon the Issuers’ exercise of the above option applicable to this Section 402(2) with respect to any Securities of or within a series, the Issuers and the Guarantors (if any) shall be deemed to have been discharged from their obligations with respect to such Outstanding Securities on the date the conditions set forth in clause (4) of this Section 402 are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Issuers and the Guarantors (if any) shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Securities, which shall thereafter be deemed to be “Outstanding” only for the purposes of the Sections of this Indenture referred to in clauses (i) and (ii) below, and to have satisfied all of their other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of such Outstanding Securities to receive, solely from the trust fund described in clause (4) of this Section 402 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest, if any, on such Securities when such payments are due, and any rights of such Holder to convert or exchange such Securities into Common Units or other securities, cash or other property, (ii) the obligations of the Issuers and the Trustee with respect to such Securities under Section 304, Section 305, Section 306, Section 1002 and Section 1003 and the obligations of the Issuers and the Guarantors (if any) with respect to any rights to convert or exchange such Securities into Common Units or other securities, cash or other property, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Section 402. The Issuers may exercise their option under this Section 402(2) notwithstanding the prior exercise of its option under clause (3) of this Section 402 with respect to such Securities.

     (3) Upon the Issuers’ exercise of the above option applicable to this Section 402(3) with respect to any Securities of or within a series, (i) the Issuers and the Guarantors (if any) shall be released from their obligations to comply with any term, provision or condition under Section 801 with respect to such Securities (and, to the extent specified pursuant to Section 301, any other restrictive covenant added for the benefit of such Securities) and (ii) unless otherwise specified pursuant to Section 301, the occurrence of any event specified in Section 501(7) shall not be deemed to be an Event of Default, in each case on and after the date the conditions set forth in clause (4) of this Section 402 are satisfied (hereinafter, “covenant defeasance”), and such Securities shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with any such covenant, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to such Outstanding Securities, the Issuers and the Guarantors (if any) may omit to comply with, and shall have no liability in respect of, any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any covenant or by reason of reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a default or an Event of Default under Section 501(4), Section 501(7) or otherwise, as the case may be, insofar as it relates to Section 801 and, to the extent specified pursuant to Section 301, any other restrictive covenant added for the benefit of such Security, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby; provided that notwithstanding a covenant defeasance with respect to Section 801, any Person to whom a sale, assignment, transfer, lease, conveyance or other disposition is made pursuant to Section 801, shall as a condition to such sale, assignment, transfer, lease, conveyance or other disposition, assume by an indenture supplemental hereto in form satisfactory to the Trustee, executed by such successor Person and delivered to the Trustee, the obligations of the Issuers and the Guarantors (if any) to the Trustee under Section 607 and the second to the last paragraph of Section 402.
     (4) The following shall be the conditions to application of clause (2) or (3) of this Section 402 to any Outstanding Securities of a series:
     (a) The Issuers or the Guarantors (if any) shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 608 who shall agree to comply with the provisions of this Section 402 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (1) an amount in Dollars or in such Foreign Currency in which such Securities are then specified as payable at Stated Maturity, or (2) Government Obligations applicable to such Securities (determined on the basis of the Currency in which such Securities are then specified as payable at Stated Maturity) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of (and premium, if any) and interest, if any, on such Securities, money in an amount, or (3) a combination thereof, in any case, in an amount, sufficient, without consideration of any reinvestment of such principal and interest, in the opinion of a nationally recognized Independent Registered Public Accounting Firm expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the

Trustee (or other qualifying trustee) to pay and discharge, (y) the principal of (and premium, if any) and interest, if any, on such Outstanding Securities at the Maturity of such principal or installment of principal or interest, provided that the Issuers shall specify whether such Outstanding Securities are being defeased to Stated Maturity or to the Redemption Date and (z) any mandatory sinking fund payments or analogous payments applicable to such Outstanding Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities.
     (b) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which either of the Issuers or any Guarantor is a party or by which any of them is bound.
     (c) No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to such Securities shall have occurred and be continuing on the date of such deposit.
     (d) In the case of an election under clause (2) of this Section 402, the Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee stating that
(i)	the Issuers have received from the Internal Revenue Service a letter ruling, or there has been published by the Internal Revenue Service a Revenue Ruling, or

(ii)	since the date of execution of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such Outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.
     (e) In the case of an election under clause (3) of this Section 402, the Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee to the effect that the Holders of such Outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.
     (f) The Issuers shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance or covenant defeasance under clause (2) or (3) of this Section 402 (as the case may be) have been complied with.

     (g) If the Securities are to be redeemed prior to Stated Maturity (other than from mandatory sinking fund payments or analogous payments), notice of such redemption shall have been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee shall have been made.
     (h) Notwithstanding any other provisions of this Section 402(4), such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on the Issuers in connection therewith pursuant to Section 301.
     The Issuers and the Guarantors (if any) jointly and severally agree to pay and indemnify the Trustee against any tax, fee or other charge, imposed on or assessed against the Government Obligations deposited pursuant to this Section 402 or the principal or interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Securities.
     Anything in this Section 402 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon Issuer Request any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in clause (4) of this Section 402 which, in the opinion of a nationally recognized Independent Registered Public Accounting Firm expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a defeasance or covenant defeasance, as applicable, in accordance with this Section 402.
Section 403 Application of Trust Money.
     Subject to the provisions of the last paragraph of Section 1003, all money and Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section 403, the Trustee and any such other trustee are referred to collectively as the “Trustee”) pursuant to Section 401 or Section 402 in respect of any Outstanding Securities of any series shall be held in trust and applied by the Trustee, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including either Issuer acting as Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest, if any, for whose payment such money has or Government Obligations have been deposited with or received by the Trustee, but such money and Government Obligations need not be segregated from other funds except to the extent required by law.
Section 404 Qualifying Trustee.
     Any trustee appointed pursuant to Section 402 for the purpose of holding trust funds deposited pursuant to that Section shall be appointed under an agreement in form acceptable to the Trustee and shall provide to the Trustee a certificate of such trustee, upon which certificate the Trustee shall be entitled to conclusively rely, that all conditions precedent provided for herein to the related defeasance or covenant defeasance have been complied with. In no event shall the Trustee be liable for any acts or omissions of said trustee.

ARTICLE FIVE
REMEDIES
Section 501 Events of Default.
     “Event of Default,” wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless such event is specifically deleted or modified in or pursuant to the supplemental indenture, Board Resolution or Officer’s Certificate establishing the terms of such series pursuant to this Indenture:
     (1) default in the payment of any interest on any Security of such series when the interest becomes due and payable, and continuance of such default for a period of 30 days;
     (2) default in the payment of the principal of or any premium on any Security of such series when the principal or premium becomes due and payable at Maturity;
     (3) default in the deposit of any sinking fund payment when and as due by the terms of any Security of such series, subject to any cure period specified in any Security of such series;
     (4) failure on the part of the Issuers or any Guarantor duly to observe or perform any other of the covenants or agreements (other than those described in clause (1), (2) or (3) above) on the part of the Issuers or such Guarantor with respect to that series contained in such Securities or otherwise established with respect to that series of Securities pursuant to Section 301 hereof or contained in this Indenture (other than a covenant or agreement which has been expressly included in this Indenture solely for the benefit of one or more series of Securities other than such series) and such failure shall continue for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied and stating that such notice is a “Notice of Default” shall have been given to the Issuers or such Guarantor by the Trustee, upon direction of Holders of at least 25% in principal amount of the Outstanding Securities of that series; provided, however, that if such failure is not capable of remedy within such 60-day period, such 60-day period shall be extended by an additional 60 days so long as (i) such failure is subject to cure, and (ii) the Issuers or such Guarantor are using all commercially reasonable efforts to cure such failure; and provided, further, that a failure to comply with any such other agreement in the indenture that results from a change in GAAP shall not be deemed to be an Event of Default;
     (5) a decree or order by a court having jurisdiction in the premises shall have been entered adjudging an Issuer or any Guarantor bankrupt or insolvent, or approving as properly filed a petition seeking liquidation or reorganization of such Issuer or such Guarantor under any applicable bankruptcy, insolvency, reorganization or other similar law, and such decree or order shall have continued unvacated and unstayed for a period of 90 days; an involuntary case shall be commenced under any applicable bankruptcy, insolvency, reorganization or other similar law in respect of such Issuer or such Guarantor and shall continue undismissed for a period of 90 days or an order for relief in such case shall have been entered and such order shall have remained in force unvacated and unstayed for a period of 90 days; or a decree or order of a court having jurisdiction in the premises shall have been entered for the appointment on the ground of insolvency or bankruptcy of a receiver, custodian, liquidator, trustee or assignee in bankruptcy or insolvency of such Issuer or such Guarantor, or for the winding up or liquidation of their or its affairs, and such decree or order shall have remained in force unvacated and unstayed for a period of 90 days;
     (6) an Issuer or any Guarantor shall institute proceedings to be adjudicated a voluntary bankrupt, shall consent to the filing of a bankruptcy proceeding against it, shall file a petition or answer or consent seeking liquidation or reorganization under any applicable bankruptcy, insolvency, reorganization or other similar law, shall consent to the filing of any such petition or shall consent to the appointment on the ground of insolvency or bankruptcy of a receiver or custodian or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property, or shall make a general assignment for the benefit of creditors;
     (7) except as permitted by this Indenture, any Guarantee ceases to be in full force and effect or is declared null and void in a judicial proceeding or any Guarantor denies or disaffirms its obligations under this Indenture or any Guarantee; or
     (8) any other Event of Default provided in or pursuant to the Indenture with respect to Securities of the series, provided that any such Event of Default that results from a change in GAAP shall not be deemed to be an Event of Default.
Section 502 Acceleration of Maturity; Rescission and Annulment.
     If an Event of Default specified in clause (5) or (6) of the definition thereof above occurs, the principal of all Securities shall automatically become due and payable, anything contained in this Indenture or the Securities of each series or established with respect to each series pursuant to Section 301 to the contrary notwithstanding. If (a) upon the occurrence and continuance of an Event of Default specified in clause (1) or (2) of the definition thereof, the Issuers and the Trustee receive notice in writing that Holders of not less than 25%, or (b) upon the occurrence and continuance of any other Event of Default other than an Event of Default specified in clause (1), (2), (5) and (6) of the definition thereof, the Issuers and the Trustee receive notice in writing that Holders of not less than a majority in aggregate principal amount of the Outstanding Notes of that series have declared the principal of all Securities of that series to be due and payable immediately, then upon any such declaration the same shall become and shall be immediately due and payable, anything contained in this Indenture or in the Securities of that series or established with respect to that series to the contrary notwithstanding.
     At any time after a declaration of acceleration or automatic acceleration with respect to the Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereafter in this Article provided, the Holders of not less than a majority in principal amount of the Outstanding Securities of such series, by written notice to the Issuers and the Trustee, may rescind and annul the declaration or automatic acceleration and its consequences if:

     (1) the Issuers have paid or deposited with the Trustee a sum of money sufficient to pay (i) all overdue installments of interest on all Securities of such series, (ii) the principal of and any premium on any Securities of the series which have become due otherwise than by the declaration of acceleration or automatic acceleration and interest thereon at the rate or rates borne by or provided in such Securities, (iii) interest upon overdue interest at the rate or rates prescribed therefor in such Securities and (iv) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and
     (2) all Events of Default with respect to Securities of such series, other than the non-payment of the principal of and any premium and interest on Securities of such series which shall have become due solely by the acceleration, shall have been cured or waived as provided in Section 513.
Section 503 Collection of Indebtedness and Suits for Enforcement by Trustee.
     The Issuers covenant that if
     (1) default is made in the payment of any installment of interest on any Security when such interest shall have become due and payable and such default continues for any cure period specified with respect to such Security,
     (2) default is made in the payment of any principal of or premium, if any, on any Security at its Maturity; or
     (3) default is made in the deposit of any sinking fund payment, when and as due by the terms of any Security and such default continues for any cure period specified with respect to such Security;
the Issuers shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount of money then due and payable with respect to such Securities, with interest upon the overdue principal, any premium and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installments of interest at the rate or rates borne by or provided for in such Securities, and, in addition thereto, such further amount of money as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee under Section 607.
     If the Issuers fail to pay the money they are required to pay the Trustee pursuant to the preceding paragraph forthwith upon the demand of the Trustee, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the money so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Issuers or any other obligor upon such Securities and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Issuers or any other obligor upon such Securities, wherever situated.
     If an Event of Default with respect to the Securities of any series occurs and is continuing, the Trustee may, and if (a) an Event of Default specified in clause (1), (2), (5) or (6)

of the definition thereof occurs and is continuing, and Holders of not less than 25%, or (b) an Event of Default other than an Event of Default specified in clause (1), (2), (5) or (6) of the definition thereof occurs and is continuing, and Holders of not less than a majority, in aggregate principal amount of the Outstanding Securities of such series direct, so long as such Holders shall have provided the Trustee with such indemnity as it shall require and subject to the provisions of Section 512, the Trustee shall, proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or such Securities or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy.
Section 504 Trustee May File Proofs of Claim.
     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to an Issuer or any other obligor upon the Securities or the property of such Issuer or such other obligor or its creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on such Issuer for the payment of any overdue principal, premium or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,
     (1) to file and prove a claim for the whole amount, or such lesser amount as may be provided for in the Securities of such series, of the principal and any premium and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents or counsel) and of the Holders of Securities allowed in such judicial proceeding, and
     (2) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of Securities to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Securities, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 607.
     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Security in any such proceeding.

Section 505 Trustee May Enforce Claims without Possession of Securities.
     All rights of action and claims under this Indenture or any of the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery or judgment, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, shall be for the ratable benefit of each and every Holder of a Security in respect of which such judgment has been recovered.
Section 506 Application of Money Collected.
     Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, or any premium or interest upon presentation of the Securities, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
     FIRST: To the payment of all amounts due the Trustee and any predecessor Trustee under Section 607;
     SECOND: To the payment of the amounts then due and unpaid upon the Securities for principal and any premium and interest in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Securities for principal and any premium and interest, respectively;
     THIRD: The balance, if any, to the Issuers.
Section 507 Limitations on Suits.
     No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless
     (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of such series;
     (2) (a) in the case of an Event of Default specified in clause (1), (2), (5) and (6), Holders of not less than 25%, or (b) in the case of an Event of Default other than as specified in clause (1), (2), (5) and (6), Holders of not less than a majority, in aggregate principal amount of the Outstanding Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
     (3) such Holder or Holders have offered to the Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

     (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
     (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of such series;
it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Security to affect, disturb or prejudice the rights of any other such Holders or Holders of Securities of any other series, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.
Section 508 Unconditional Right of Holders to Receive Principal and any Premium and Interest.
     Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, any premium and (subject to Section 305 and Section 307) interest on such Security, on the respective Stated Maturity or Maturities therefor specified in such Security (or, in the case of redemption, on the Redemption Date or, in the case of repayment at the option of such Holder if provided in or pursuant to this Indenture, on the date such repayment is due) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.
Section 509 Restoration of Rights and Remedies.
     If the Trustee or any Holder of a Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Issuers, the Trustee and each such Holder shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and each such Holder shall continue as though no such proceeding had been instituted.
Section 510 Rights and Remedies Cumulative.
     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to each and every Holder of a Security is intended to be exclusive of any other right or remedy, and every right and remedy, to the extent permitted by law, shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not, to the extent permitted by law, prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 511 Delay or Omission Not Waiver.
     No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to any Holder of a Security may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by such Holder, as the case may be.
Section 512 Control by Holders of Securities.
     The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series, provided that
     (1) such direction shall not be in conflict with any rule of law or with this Indenture or with the Securities of any series and would not involve the Trustee in personal liability,
     (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and
     (3) such direction is not unduly prejudicial to the rights of the other Holders of Securities of such series not joining in such action.
Section 513 Waiver of Past Defaults.
     The Holders of not less than a majority in principal amount of the Outstanding Securities of any series on behalf of the Holders of all the Securities of such series may waive any past default hereunder with respect to such series and its consequences, except a default
     (1) in the payment of the principal of or any premium or interest on any Security of such series, or
     (2) in respect of a covenant or provision hereof which under Article Nine hereof cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.
     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
Section 514 Waiver of Stay or Extension Laws.
     The Issuers covenant that (to the extent that they may lawfully do so) they will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuers expressly waive (to the extent that they may lawfully do so) all benefit or advantage of any such law and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
Section 515 Undertaking for Costs.
     All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of any undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 515 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest, if any, on any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date, and, in the case of repayment, on or after the date for repayment) or for the enforcement of the right, if any, to convert or exchange any Security into Common Units or other securities, cash or other property in accordance with its terms.
ARTICLE SIX
THE TRUSTEE
Section 601 Certain Duties and Responsibilities.
     The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Except during the continuance of an Event of Default with respect to the Securities of a series of which a Responsible Officer has actual knowledge, the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to such Securities, and no implied covenants or obligations shall be read into this Indenture with respect to such Securities against the Trustee. In case an Event of Default of which a Responsible Officer has actual knowledge with respect to the Securities of a series has occurred (which has not been cured or waived), the Trustee shall exercise the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, with respect to such Securities, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 602 Certain Rights of Trustee.
     Subject to the provisions of Section 601:
     (1) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;
     (2) any request or direction of the Issuers mentioned herein shall be sufficiently evidenced by an Issuer Request or an Issuer Order (in each case, other than delivery of any Security to the Trustee for authentication and delivery pursuant to Section 303 which shall be sufficiently evidenced as provided therein) and any resolution of the Boards of Directors of the Issuers may be sufficiently evidenced by a Board Resolution;
     (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence shall be herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officer’s Certificate;
     (4) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
     (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by or pursuant to this Indenture or to institute, conduct or defend any litigation hereunder or in relation hereto at the request or direction of any of the Holders of Securities of any series pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
     (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, coupon, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may but shall not be obligated to make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine, during business hours and upon reasonable notice, the books, records and premises of the Issuers, personally or by agent or attorney at the expense of the Issuers and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;
     (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys or custodians and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, attorney or custodians appointed with due care by it hereunder;

     (8) the Trustee shall not be liable in its individual capacity for any action taken or suffered to be taken, unless it shall be proved that the Trustee was negligent, acted in bad faith or engaged in willful misconduct;
     (9) the Authenticating Agent, Paying Agent, and Security Registrar shall have the same protections as the Trustee set forth hereunder;
     (10) the Trustee shall not be liable in its individual capacity with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Indenture, and, to the extent not so provided herein, with respect to any act requiring the Trustee to exercise its own discretion, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture or any Securities, unless it shall be proved that, in connection with any such action taken, suffered or omitted or any such act, the Trustee was negligent, acted in bad faith or engaged in willful misconduct;
     (11) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers;
     (12) the Trustee shall not be charged with knowledge or required to take notice of any default or Event of Default with respect to the Securities unless either (i) a Responsible Officer shall have actual knowledge of such default or Event of Default or (ii) written notice of such default or Event of Default, which references the Securities and this Indenture, shall have been given to a Responsible Officer by the Issuers or other obligor on such Securities or by any Holder of such Securities;
     (13) the Trustee shall not be liable in its individual capacity for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;
     (14) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian, director, officer, employee and other Person employed to act hereunder;
     (15) the Trustee may request that the Issuers deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any persons authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;
     (16) the permissive rights of the Trustee to take certain actions under or perform any discretionary act enumerated in this Indenture shall not be construed as a duty unless so specified herein, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such action or act; and

     (17) the Trustee shall not be liable in its individual capacity with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Indenture or at the direction of the Holders of a majority in aggregate principal amount of the Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising or omitting to exercise any trust or power conferred upon the Trustee, under this Indenture.
Section 603 Notice of Defaults.
     Within 90 days after the occurrence of any default hereunder of which a Responsible Officer has actual knowledge with respect to the Securities of any series, the Trustee shall give the Holders of Securities of such series entitled to receive reports pursuant to Section 703, notice of such default hereunder actually known to a Responsible Officer, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any), or interest, if any, on or any sinking fund or purchase fund installment with respect to, any Security of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers in good faith determine that the withholding of such notice is in the best interest of the Holders of Securities of such series; and provided, further, that in the case of any default of the character specified in Section 501(4) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.
Section 604 Not Responsible for Recitals or Issuance of Securities.
     The recitals contained herein and in the Securities, except the Trustee’s certificate of authentication, shall be taken as the statements of the Issuers, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity, sufficiency or priority of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Issuers of the Securities or the proceeds thereof. Except with respect to the authentication of Securities pursuant to Section 303, the Trustee shall not be responsible for the legality or the validity of this Indenture or any Securities issued or to be issued hereunder.
     Section 605 May Hold Securities.
     The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other Person that may be an agent of the Trustee or the Issuers, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 310(b) and 311 of the Trust Indenture Act, may otherwise deal with the Issuers with the same rights it would have if it were not the Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other Person.

Section 606 Money Held in Trust.
     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuers.
Section 607 Compensation and Reimbursement.
     The Issuers and the Guarantors (if any) jointly and severally agree:
     (1) to pay to the Trustee from time to time such compensation as shall be agreed upon from time to time in writing between the Issuers and the Trustee for all services rendered by the Trustee hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
     (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture arising out of or in connection with the acceptance or administration of the trust or trusts hereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be caused by the Trustee’s own negligence or willful misconduct; and
     (3) to fully indemnify each of the Trustee and any predecessor Trustee and its agents, officers, directors and employees for, and to hold them harmless against, any loss, liability, damage, claim or expense (including reasonable legal fees and expenses), including taxes (other than taxes based on the income of the Trustee), incurred without negligence or willful misconduct on their part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the reasonable costs and expenses of defending themselves against any claim or liability (whether asserted by the Issuers, a Holder of Securities, or any other Person) in connection with the exercise or performance of any of their powers or duties hereunder.
     As security for the performance of the payment obligations of the Issuers and the Guarantors (if any) under this Section, the Trustee shall have a lien prior to the Securities of any series upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of, and premium or interest on particular Securities. Such lien shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services after a default or Event of Default specified in Section 501(5) and 501(6) hereof occurs, the expenses and the compensation for the services (including the fees and expense of its agents and counsel) are intended to constitute expense of administration under U.S. Code, Title 11 or any other similar foreign, federal or state law for the relief of debtors.
     Without prejudice to any other rights available to the Trustee under applicable law, to the extent permitted by law any compensation or expense incurred by the Trustee after a default specified in or pursuant to Section 501 is intended to constitute an expense of administration under any then applicable bankruptcy or insolvency law. “Trustee” for purposes of this Section 607 shall include any predecessor Trustee but the negligence or willful misconduct of any Trustee shall not affect the rights of any other Trustee under this Section 607.
     Notwithstanding any other provision of this Indenture to the contrary, in no event shall the Trustee be liable for special, indirect or consequential damages of any kind whatsoever (including but not limited to lost profits) even if the Trustee had been advised of the likelihood of such loss or damage and regardless of the form of action.
     The provisions of this Section 607 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee and shall apply with equal force and effect to the Trustee in its capacity as Authenticating Agent, Paying Agent or Security Registrar.
Section 608 Corporate Trustee Required; Eligibility; Conflicting Interests.
     There shall at all times be a Trustee hereunder that is a Corporation or a national banking association, organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, eligible under Section 310(a)(1) of the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act and that has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $50,000,000 subject to supervision or examination by Federal or state authority. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
     If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by such Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series or by virtue of being trustee under the Indenture dated as of June 20, 2006, among the Issuers and the Trustee.
Section 609 Resignation and Removal; Appointment of Successor.
     (1) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee pursuant to Section 610.
     (2) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Issuers and the Guarantors (if any). If the instrument of acceptance by a successor Trustee required by Section 610 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Issuers, any court of competent jurisdiction for the appointment of a successor Trustee with respect to such series.

     (3) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee, the Issuers and the Guarantors (if any). If the instrument of acceptance by a successor Trustee required by Section 610 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Issuers, any court of competent jurisdiction for the appointment of a successor Trustee with respect to such series. The Trustee for one or more series of Securities may be removed by the Issuers, so long as no default or Event of Default has occurred and is continuing with respect to such series.
     (4) If at any time:
     (a) the Trustee shall fail to comply with the obligations imposed upon it under Section 310(b) of the Trust Indenture Act with respect to Securities of any series after written request therefor by the Issuers or any Holder of a Security of such series who has been a bona fide Holder of a Security of such series for at least six months, or
     (b) the Trustee shall cease to be eligible under Section 608 and shall fail to resign after written request therefor by the Issuers or any such Holder, or
     (c) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case,
(i)	the Issuers, by or pursuant to an Issuer Order, may remove the Trustee with respect to all Securities or the Securities of such series, or

(ii)	subject to Section 515, any Holder of a Security who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities of such series and the appointment of a successor Trustee or Trustees.
     (5) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Issuers, by or pursuant to an Issuer Order, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of such series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 610. If, within one year after such resignation, removal or incapacity, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Issuers and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 610, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Issuers. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Issuers or the Holders of Securities and accepted appointment in the manner required by Section 610, any Holder of a Security who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.
     (6) The Issuers shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Registered Securities, if any, of such series as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.
     (7) In no event shall any retiring Trustee be liable for the acts or omissions of any successor Trustee hereunder.
Section 610 Acceptance of Appointment by Successor.
     (1) Upon the appointment hereunder of any successor Trustee with respect to all Securities, such successor Trustee so appointed shall execute, acknowledge and deliver to the Issuers and the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties hereunder of the retiring Trustee; but, on the request of the Issuers or such successor Trustee, such retiring Trustee, upon payment of its charges, shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and, subject to Section 1003, shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 607.
     (2) Upon the appointment hereunder of any successor Trustee with respect to the Securities of one or more (but not all) series, the Issuers, the retiring Trustee and such successor Trustee shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, such successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust, that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and that no Trustee shall be responsible for any notice given to, or received by, or any act or failure to act on the part of any other Trustee hereunder, and, upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein, such retiring Trustee shall have no further responsibility for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Indenture with respect to the Securities of that or those series to which the appointment of such successor Trustee relates other than as hereinafter expressly set forth, and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Issuers or such successor Trustee, such retiring Trustee, upon payment of its charges with respect to the Securities of that or those series to which the appointment of such successor Trustee relates and subject to Section 1003 shall duly assign, transfer and deliver to such successor Trustee, to the extent contemplated by such supplemental indenture, the property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, subject to its lien, if any, provided for in Section 607.
     (3) Upon request of any Person appointed hereunder as a successor Trustee, the Issuers shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.
     (4) No Person shall accept its appointment hereunder as a successor Trustee unless at the time of such acceptance such successor Person shall be qualified and eligible under this Article.
Section 611 Merger, Conversion, Consolidation or Succession to Business.
     Any Corporation or national banking association into which the Trustee may be merged or converted or with which it may be consolidated, or any Corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Corporation or national banking association succeeding to all or substantially all of the corporate trust business of the Trustee by sale or otherwise, shall be the successor of the Trustee hereunder, provided such Corporation or national banking association shall otherwise be qualified and eligible under this Article Six without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated but not delivered by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 612 Appointment of Authenticating Agent.
     The Trustee may appoint one or more Authenticating Agents acceptable to the Issuers with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of that or those series issued upon original issue, exchange, registration of transfer, partial redemption or partial repayment or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.
     Each Authenticating Agent must be acceptable to the Issuers and, except as provided in or pursuant to this Indenture, shall at all times be a Corporation or national banking association that would be permitted by the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act, is authorized under applicable law and by its charter to act as an Authenticating Agent and has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $50,000,000. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.
     Any Corporation or national banking association into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Corporation or national banking association resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Corporation or national banking association succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, provided such Corporation or national banking association shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.
     An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and the Issuers. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and the Issuers. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Issuers and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Registered Securities, if any, of the series with respect to which such Authenticating Agent shall serve, as their names and addresses appear in the Security Register. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

     The Issuers agree to pay each Authenticating Agent from time to time reasonable compensation for its services under this Section.
     The provisions of Section 303, Section 601, Section 604 and Section 605 shall be applicable to each Authenticating Agent.
     If an Authenticating Agent is appointed with respect to one or more series of Securities pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to or in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication in substantially the following form:
     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

As Trustee

By:
As	Authenticating Officer

By:
As	Authorized Officer

Dated:

     If all of the Securities of any series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Securities upon original issuance located in a Place of Payment where the Issuers wish to have Securities of such series authenticated upon original issuance, the Trustee, if so requested by Issuer Request (which writing need not be accompanied by or contained in an Officer’s Certificate), shall appoint in accordance with this Section (and subject to such procedures as shall be acceptable to the Trustee) an Authenticating Agent having an office in a Place of Payment designated by the Issuers with respect to such series of Securities.
ARTICLE SEVEN
HOLDERS LISTS AND REPORTS BY TRUSTEE AND THE ISSUERS
Section 701 The Issuers to Furnish Trustee Names and Addresses of Holders.
     In accordance with Section 312(a) of the Trust Indenture Act, the Issuers shall furnish or cause to be furnished to the Trustee:
     (1) semi-annually with respect to Securities of each series not later than 15 days after each Regular Record Date in respect of Securities of a series, a list, in each case in such form as the Trustee may reasonably require, of the names and addresses of Holders of such Securities as of the applicable date; and
     (2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Issuers of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;
provided, however, that so long as the Trustee is the Security Registrar no such list shall be required to be furnished.
Section 702 Preservation of Information; Communications to Holders.
     The Trustee shall comply with the obligations imposed upon it pursuant to Section 312 of the Trust Indenture Act.
     Every Holder of Securities, by receiving and holding the same, agrees with the Issuers and the Trustee that none of the Issuers, the Guarantors (if any), the Trustee, any Paying Agent or any Security Registrar shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with Section 312 of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.
Section 703 Reports by Trustee.
     (1) Within 60 days after May 15 of each year commencing with the first May 15 following the first issuance of Securities pursuant to Section 301, if required by Section 313(a) of the Trust Indenture Act, the Trustee shall transmit, pursuant to Section 313(c) of the Trust Indenture Act, a brief report dated as of such May 15 with respect to any of the events specified in said Section 313(a) which may have occurred since the later of the immediately preceding May 15 and the date of this Indenture.
     (2) The Trustee shall transmit any reports required by Section 313(a) of the Trust Indenture Act at the times specified therein.
     (3) A copy of each report, if any, described in Section 703(1) and (2) shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Securities are listed, with the Commission and with the Issuers. The Issuers will promptly notify the Trustee when the Securities are listed on any stock exchange and of any delisting thereof.
Section 704 Reports by Issuers.
     The Issuers, pursuant to Section 314(a) of the Trust Indenture Act, shall:
     (1) file with the Trustee, within 30 Business Days after the Partnership is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the

Commission may from time to time by rules and regulations prescribe) which the Partnership may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Partnership is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.
     (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Issuers with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and
     (3) transmit within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Issuers pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.
     Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ or the Guarantors’ (if any) compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).
ARTICLE EIGHT
CONSOLIDATION, MERGER AND SALES
Section 801 Issuers and Guarantors May Consolidate, Etc., Only on Certain Terms.
     None of the Issuers nor the Guarantors (if any) shall directly or indirectly consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets and the properties and the assets and properties of its Subsidiaries (taken as a whole) to another Person in one or more related transactions unless:
     (1) either: (a) such Issuer or such Guarantor is the survivor; or (b) the Person formed by or surviving any such consolidation or merger (if other than such Issuer or such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia;
     (2) the Person formed by or surviving any such consolidation or merger (if other than such Issuer or such Guarantor) or the Person to which such sale, assignment, transfer, lease,

conveyance or other disposition has been made shall expressly assume, by an indenture (or indentures, if at such time there is more than one Trustee) supplemental hereto executed by the successor Person and delivered to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Securities or the payment of such Guarantor’s Guarantee, as applicable, and the performance of every obligation in this Indenture and the Outstanding Securities on the part of such Issuer or such Guarantor to be performed or observed and shall provide for conversion or exchange rights in accordance with the provisions of the Securities of any series that are convertible or exchangeable into Common Units or other securities, cash or other property;
     (3) such Issuer, such Guarantor or the successor Person shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with; and
     (4) immediately after giving effect to such transaction, no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing.
Section 802 Successor Person Substituted for an Issuer or Guarantor.
     Upon any consolidation by an Issuer or Guarantor (if any) with or merger of an Issuer or Guarantor (if any) into any other Person or Persons where such Issuer or such Guarantor is not the survivor or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties and assets of such Issuer or such Guarantor and the properties and assets of such Issuer’s or such Guarantor’s Subsidiaries (taken as a whole), as the case may be, to any Person or Persons in accordance with Section 801, the successor Person formed by such consolidation or into which such Issuer or such Guarantor is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer or such Guarantor under this Indenture with the same effect as if such successor Person had been named as an Issuer or Guarantor, as the case may be, herein; and thereafter, except in the case of a lease, the predecessor Person shall be released from all obligations and covenants under this Indenture and the Securities.
ARTICLE NINE
SUPPLEMENTAL INDENTURES
Section 901 Supplemental Indentures without Consent of Holders.
     Without the consent of any Holders of Securities, the Issuers (when authorized by or pursuant to a Board Resolution), the Guarantors (if any) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

     (1) to evidence the succession of another Person to an Issuer or Guarantor (if any), and the assumption by any such successor of the covenants of such Issuer or such Guarantor contained herein and in the Securities; or
     (2) to add to the covenants of the Issuers or the Guarantors (if any) for the benefit of the Holders of all or any series of Securities (as shall be specified in such supplemental indenture or indentures) or to surrender any right or power herein conferred upon the Issuers or the Guarantors (if any); provided, that in respect of any such additional covenant, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Securities of such series to waive such an Event of Default; or
     (3) to establish the form or terms of Securities of any series as permitted by Section 201 and Section 301; or
     (4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 610; or
     (5) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided that no action pursuant to this clause (5) shall adversely affect the interests of the Holders of Securities of any series then Outstanding in any material respect; or
     (6) to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of Securities, as herein set forth; or
     (7) to add any additional Events of Default with respect to all or any series of Securities (as shall be specified in such supplemental indenture); or
     (8) to supplement any of the provisions of this Indenture to such extent as shall be necessary for the defeasance and discharge of any series of Securities pursuant to Article Four, provided that any such action shall not adversely affect the interests of any Holder of an Outstanding Security of such series or any other Security in any material respect; or
     (9) to make provisions with respect to conversion or exchange rights of Holders of Securities of any series; or
     (10) to add guarantees in respect of the Securities of one or more series; or
     (11) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities of one or more series any property or assets; or

     (12) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Outstanding Security of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or
     (13) to provide for Definitive Securities in addition to or in place of Global Securities;
     (14) to qualify the Indenture under the Trust Indenture Act; or
     (15) to reflect the release of any Guarantor of its obligations under the Guarantee, in the manner provided by this Indenture.
     The Trustee is hereby required to join with the Issuers and the Guarantors (if any) in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
Section 902 Supplemental Indentures With Consent of Holders.
     With the consent of the Holders of not less than a majority (or such greater amount as is provided for a particular series of Securities) in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Issuers, the Guarantors (if any) and the Trustee, the Issuers (when authorized by or pursuant to a Board Resolution), the Guarantors (if any) and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture or of the Securities of such series; provided, however, that no such supplemental indenture, without the consent of the Holder of each Outstanding Security affected thereby, shall:
     (1) change the Stated Maturity of the principal of, or any premium or installment of interest on, any Security, or reduce the principal amount thereof or the rate (or modify the calculation of such rate) of interest thereon or any premium payable upon the redemption thereof or otherwise, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2 or the amount thereof provable in bankruptcy pursuant to Section 504, change the redemption provisions or adversely affect the right of repayment at the option of any Holder as contemplated by Article Thirteen, or change the Place of Payment for any Security or the Currency in which the principal of or any premium or interest on any Security is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date or, in the case of repayment at the option of the Holder, on or after the date for repayment);
     (2) reduce the percentage in principal amount of the Outstanding Securities of any series the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or reduce the requirements of Section 1504 for quorum or voting;
     (3) modify any of the provisions of this Section or Section 513 or Section 1005, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; or
     (4) make any change that adversely affects the right to convert or exchange any Security into or for Common Units or other securities, cash or other property in accordance with the terms of such Security.
     A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which shall have been included expressly and solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.
     It shall not be necessary for any Act of Holders of Securities under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
     Upon the request of the Issuers, accompanied by a copy of a Board Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Holders of Securities as aforesaid, the Trustee shall join with the Issuers and the Guarantors (if any) in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.
Section 903 Execution of Supplemental Indentures.
     As a condition to executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer’s Certificate and Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
Section 904 Effect of Supplemental Indentures.
     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of a Security of any series affected thereby theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 905 Reference in Securities to Supplemental Indentures.
     Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuers shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Issuers, to any such supplemental indenture may be prepared and executed by the Issuers and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.
Section 906 Conformity with Trust Indenture Act.
     Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.
Section 907 Notice of Supplemental Indenture.
     Promptly after the execution by the Issuers, the Guarantors (if any) and the Trustee of any supplemental indenture pursuant to Section 902, the Issuers shall transmit to the Holders of Outstanding Securities of any series affected thereby a notice setting forth the substance of such supplemental indenture; provided, that any failure to provide, or any defect in any such notice, shall not impair the validity of any such supplemental indenture.
ARTICLE TEN
COVENANTS
Section 1001 Payment of Principal, any Premium and Interest.
     The Issuers covenant and agree for the benefit of the Holders of the Securities of each series that they will duly and punctually pay the principal of and any premium and interest on the Securities of such series in accordance with the terms thereof and this Indenture.
Section 1002 Maintenance of Office or Agency.
     The Issuers shall maintain in each Place of Payment for any series of Securities an Office or Agency where Securities of such series may be presented or surrendered for payment, where Securities of such series may be surrendered for registration of transfer or exchange, where Securities of such series that are convertible or exchangeable may be surrendered for conversion or exchange, and where notices and demands to or upon the Issuers and the Guarantors (if any) in respect of the Securities of such series relating thereto and this Indenture may be served. The Issuers will give prompt written notice to the Trustee of the location, and any change in the location, of such Office or Agency. If at any time the Issuers shall fail to maintain any such required Office or Agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuers hereby appoint the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

     The Issuers may also from time to time designate one or more other Offices or Agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an Office or Agency in each Place of Payment for Securities of any series for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other Office or Agency.
     Unless otherwise provided in or pursuant to this Indenture, the Issuers hereby designate as the Place of Payment for each series of Securities the Borough of Manhattan, The City of New York, and initially appoints the Corporate Trust Office of JPMorgan Chase Bank, N.A. located at 4 New York Plaza, New York, New York 10004, Attention: Worldwide Securities Services, as the Office or Agency of the Issuers in the Borough of Manhattan, The City of New York for such purpose. The Issuers may subsequently appoint a different Office or Agency in the Borough of Manhattan, The City of New York for the Securities of any series.
Section 1003 Money for Securities Payments to Be Held in Trust.
     If an Issuer shall at any time act as its own Paying Agent with respect to any series of Securities, it shall, on or before each due date of the principal of or any premium or interest on any of the Securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series) sufficient to pay the principal or any premium or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its failure so to act.
     Whenever the Issuers shall have one or more Paying Agents for any series of Securities, they shall, on or prior to each due date of the principal of or any premium or interest on any Securities of such series, deposit with any Paying Agent a sum (in the currency or currencies, currency unit or units or composite currency or currencies described in the preceding paragraph) sufficient to pay the principal or any premium or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless such Paying Agent is the Trustee) the Issuers will promptly notify the Trustee of their failure so to act.
     The Issuers shall cause each Paying Agent for any series of Securities (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:
     (1) hold all sums held by it for the payment of the principal of or any premium or interest on Securities of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as provided in or pursuant to this Indenture;
     (2) give the Trustee notice of any default by the Issuers (or any other obligor upon the Securities of such series) in the making of any payment of principal or any premium or interest on the Securities of such series; and

     (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.
     The Issuers may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuers or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Issuers or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.
     Except as otherwise provided herein or pursuant hereto, any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of or any premium or interest on any Security of any series and remaining unclaimed for two years after such principal or any such premium or interest shall have become due and payable shall be paid to the Issuers on Issuer Request, or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers either cause to be published once, in an Authorized Newspaper in each Place of Payment for such series, or may cause to be mailed once to Holders of Registered Securities of such series, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing nor later than two years after such principal and any premium or interest shall have become due and payable, any unclaimed balance of such money then remaining will be repaid to the Issuers.
Section 1004 [Reserved].
Section 1005 Waiver of Certain Covenants.
     The Issuers may omit in any particular instance to comply with any term, provision or condition specified pursuant to Section 301 with respect to the Securities of any series if the Issuers shall have obtained or filed with the Trustee, prior to the time of such failure or omission, evidence (as described in Section 104) of the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series, by Act of such Holders, either waiving such compliance in such instance or generally waiving compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuers and the Guarantors (if any) and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.
Section 1006 Statement as to Compliance.
     (1) If any Securities are Outstanding under this Indenture, the Issuers shall deliver to the Trustee, on or before May 31st of each year, a written statement (which need not be contained in or accompanied by an Officer’s Certificate) signed by the principal executive officer, the principal financial officer or the principal accounting officer of each Issuer, stating that:
     (a) in the course of the performance of his or her duties as an officer of such Issuer he or she would normally have knowledge of any default by such Issuer in the performance of the covenants contained in this Indenture; and
     (b) to his or her knowledge, such Issuer has complied with all the conditions and covenants imposed on it under this Indenture throughout the preceding fiscal year, or, if there has been a noncompliance in the fulfillment of any such condition or covenant, specifying each such noncompliance known to him or her and the nature and status thereof.
     (2) The Trustee shall have no duty to monitor the Issuers’ compliance with the covenants contained in this Indenture other than to receive written notices described in Section 1006(1).
ARTICLE ELEVEN
REDEMPTION OF SECURITIES
Section 1101 Applicability of Article.
     Redemption of Securities of any series at the option of the Issuers as permitted or required by the terms of such Securities shall be made in accordance with the terms of such Securities and (except as otherwise provided herein or pursuant hereto) this Article.
Section 1102 Election to Redeem; Notice to Trustee.
     The election of the Issuers to optionally redeem any Securities shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Issuers of the Securities of any series, the Issuers shall, at least 60 days prior to the Redemption Date fixed by the Issuers (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed. In the case of any redemption of Securities (a) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, or (b) pursuant to an election of the Issuers which is subject to a condition specified in the terms of such Securities or elsewhere in this Indenture, the Issuers shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction or condition.
Section 1103 Selection by Trustee of Securities to be Redeemed.
     If less than all of the Securities of any series with the same issue date, interest rate or formula, Stated Maturity and other terms are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee from the Outstanding Securities of such series not previously called for redemption on a pro rata basis or by lot (whichever is consistent with the Trustee’s customary practice); provided, however, that no such partial redemption shall reduce the portion of the principal amount of a

Registered Security of such series not redeemed to less than the minimum denomination for a Security of such series established herein or pursuant hereto.
     The Trustee shall promptly notify the Issuers and the Security Registrar (if other than itself) in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.
     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal of such Securities which has been or is to be redeemed.
     Unless otherwise specified in or pursuant to this Indenture or the Securities of any series, if any Security selected for partial redemption is converted into or exchanged for Common Units or other securities, cash or other property in part before termination of the conversion or exchange right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted or exchanged during a selection of Securities to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection.
Section 1104 Notice of Redemption.
     Notice of redemption shall be given in the manner provided in Section 106, not less than 30 nor more than 60 days prior to the Redemption Date, unless a shorter period is specified in the Securities to be redeemed, to the Holders of Securities to be redeemed. Failure to give notice by mailing in the manner herein provided to the Holder of any Registered Securities designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other Securities or portion thereof.
     Any notice that is mailed to the Holder of any Registered Securities in the manner herein provided shall be conclusively presumed to have been duly given, whether or not such Holder receives the notice.
     All notices of redemption shall state:
     (1) the Redemption Date,
     (2) the Redemption Price or if not then ascertainable, the manner of calculation thereof,
     (3) if less than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Security or Securities to be redeemed,
     (4) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder of such Security will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

     (5) that, on the Redemption Date, the Redemption Price shall become due and payable upon each such Security or portion thereof to be redeemed, and, if applicable, that interest thereon shall cease to accrue on and after said date,
     (6) the place or places where such Securities are to be surrendered for payment of the Redemption Price and any accrued interest,
     (7) that the redemption is for a sinking fund, if such is the case,
     (8) in the case of Securities of any series that are convertible or exchangeable into Common Units or other securities, cash or other property, the conversion or exchange price or rate, the date or dates on which the right to convert or exchange the principal of the Securities of such series to be redeemed will commence or terminate and the place or places where such Securities may be surrendered for conversion or exchange, and
     (9) the CUSIP number (or any other numbers used by a Depositary to identify such Securities).
     A notice of redemption published as contemplated by Section 106 need not identify particular Registered Securities to be redeemed.
     Notice of redemption of Securities to be redeemed at the election of the Issuers shall be given by the Issuers or, upon Issuer Request, by the Trustee in the name and at the expense of the Issuers.
Section 1105 Deposit of Redemption Price.
     At or prior to 10:00 a.m., New York City time, on any Redemption Date, the Issuers shall deposit, with respect to the Securities of any series called for redemption pursuant to Section 1104, with the Trustee or with a Paying Agent (or, if an Issuer is acting as Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in the applicable Currency sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date, unless otherwise specified pursuant to Section 301 or in the Securities of such series) any accrued interest on, all such Securities or portions thereof which are to be redeemed on that date.
Section 1106 Securities Payable on Redemption Date.
     Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Issuers shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Issuers at the Redemption Price, together with any accrued interest to the Redemption Date; provided, however, that, except as otherwise specified in or pursuant to this Indenture or the Registered Securities of such series, installments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the Regular Record Dates therefor according to their terms and the provisions of Section 307.
     If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium, until paid, shall bear interest from the Redemption Date at the rate prescribed therefor in the Security.
Section 1107 Securities Redeemed in Part.
     Any Registered Security which is to be redeemed only in part shall be surrendered at any Office or Agency for such Security (with, if the Issuers or the Trustee so require, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuers and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Issuers shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Registered Security or Securities of the same series, containing identical terms and provisions, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered. If a Global Security is so surrendered, the Issuers shall execute, and the Trustee shall authenticate and deliver to or on behalf of the U.S. Depositary or other Depositary for such Global Security as shall be specified in the Issuer Order with respect thereto to the Trustee, without service charge, a new Global Security in a denomination equal to and in exchange for the unredeemed portion of the principal of the Global Security so surrendered.
Section 1108 Repurchases on the Open Market.
     Either Issuer or any Affiliate of an Issuer may at any time or from time to time repurchase any of the Securities in the open market or otherwise. Such Securities may, at the option of such Issuer or the relevant Affiliate, be held, resold or surrendered to the Trustee for cancellation.
ARTICLE TWELVE
SINKING FUNDS
Section 1201 Applicability of Article.
     The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series, except as otherwise permitted or required in or pursuant to this Indenture or any Security of such series issued pursuant to this Indenture.
     The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of such series is herein referred to as an “optional sinking fund payment.” If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series and this Indenture.

Section 1202 Satisfaction of Sinking Fund Payments with Securities.
     The Issuers may, in satisfaction of all or any part of any sinking fund payment with respect to the Securities of any series to be made pursuant to the terms of such Securities (1) deliver Outstanding Securities of such series (other than any of such Securities previously called for redemption or any of such Securities in respect of which cash shall have been released to the Issuers) and (2) apply as a credit Securities of such series which have been redeemed either at the election of the Issuers pursuant to the terms of such series of Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly. If as a result of the delivery or credit of Securities of any series in lieu of cash payments pursuant to this Section 1202, the principal amount of Securities of such series to be redeemed in order to satisfy the remaining sinking fund payment shall be less than $100,000, the Trustee need not call Securities of such series for redemption, except upon Issuer Request, and such cash payment shall be held by the Trustee or a Paying Agent and applied to the next succeeding sinking fund payment, provided, however, that the Trustee or such Paying Agent shall at the request of the Issuers from time to time pay over and deliver to the Issuers any cash payment so being held by the Trustee or such Paying Agent upon delivery by the Issuers to the Trustee of Securities of that series purchased by the Issuers having an unpaid principal amount equal to the cash payment requested to be released to the Issuers.
Section 1203 Redemption of Securities for Sinking Fund.
     Not less than 60 days prior to each sinking fund payment date for any series of Securities, the Issuers shall deliver to the Trustee an Officer’s Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting of Securities of that series pursuant to Section 1202, and the basis for such credit and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and will also deliver to the Trustee any Securities to be so credited and not theretofore delivered. If such Officer’s Certificate shall specify an optional amount to be added in cash to the next ensuing mandatory sinking fund payment, the Issuers shall thereupon be obligated to pay the amount therein specified. Not less than 60 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Issuers in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Section 1106 and Section 1107.

ARTICLE THIRTEEN
REPAYMENT AT THE OPTION OF HOLDERS
Section 1301 Applicability of Article.
     Securities of any series which are repayable at the option of the Holders thereof before their Stated Maturity shall be repaid in accordance with the terms of the Securities of such series. The repayment of any principal amount of Securities pursuant to such option of the Holder to require repayment of Securities before their Stated Maturity, for purposes of Section 309, shall not operate as a payment, redemption or satisfaction of the indebtedness represented by such Securities unless and until the Issuers, at their option, shall deliver or surrender the same to the Trustee with a directive that such Securities be cancelled. Notwithstanding anything to the contrary contained in this Section 1301, in connection with any repayment of Securities, the Issuers may arrange for the purchase of any Securities by an agreement with one or more investment bankers or other purchasers to purchase such Securities by paying to the Holders of such Securities on or before the close of business on the repayment date an amount not less than the repayment price payable by the Issuers on repayment of such Securities, and the obligation of the Issuers to pay the repayment price of such Securities shall be satisfied and discharged to the extent such payment is so paid by such purchasers.
ARTICLE FOURTEEN
SECURITIES IN FOREIGN CURRENCIES
Section 1401 Applicability of Article.
     Whenever this Indenture provides for (i) any action by, or the determination of any of the rights of, Holders of Securities of any series in which not all of such Securities are denominated in the same Currency, or (ii) any distribution to Holders of Securities, in the absence of any provision to the contrary pursuant to this Indenture or the Securities of any particular series, any amount in respect of any Security denominated in a Foreign Currency shall be treated for any such action or distribution as that amount of Dollars that could be obtained for such amount on such reasonable basis of exchange and as of the record date with respect to Registered Securities of such series (if any) for such action, determination of rights or distribution (or, if there shall be no applicable record date, such other date reasonably proximate to the date of such action, determination of rights or distribution) as the Issuers may specify in a written notice to the Trustee or, in the absence of such written notice, as the Trustee may determine.
ARTICLE FIFTEEN
MEETINGS OF HOLDERS OF SECURITIES
Section 1501 Purposes for Which Meetings May Be Called.
     A meeting of Holders of Securities of any series may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization,

direction, notice, consent, waiver or other Act provided by this Indenture to be made, given or taken by Holders of Securities of such series.
Section 1502 Call, Notice and Place of Meetings.
     (1) The Trustee may at any time call a meeting of Holders of Securities of any series for any purpose specified in Section 1501, to be held at such time and at such place in the Borough of Manhattan, The City of New York. Notice of every meeting of Holders of Securities of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 106, not less than 21 nor more than 180 days prior to the date fixed for the meeting.
     (2) In case at any time the Issuers (by or pursuant to a Board Resolution) or the Holders of at least 10% in principal amount of the Outstanding Securities of any series shall have requested the Trustee to call a meeting of the Holders of Securities of such series for any purpose specified in Section 1501, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Issuers or the Holders of Securities of such series in the amount above specified, as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York for such meeting and may call such meeting for such purposes by giving notice thereof as provided in clause (1) of this Section.
Section 1503 Persons Entitled to Vote at Meetings.
     To be entitled to vote at any meeting of Holders of Securities of any series, a Person shall be (1) a Holder of one or more Outstanding Securities of such series, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities of any series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Issuers and its counsel.
Section 1504 Quorum; Action.
     The Persons entitled to vote a majority in principal amount of the Outstanding Securities of a series shall constitute a quorum for a meeting of Holders of Securities of such series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which this Indenture expressly provides may be given by the Holders of a different percentage in principal amount of the Outstanding Securities of a series, the Persons entitled to vote such percentage in principal amount of the Outstanding Securities of such series shall constitute a quorum. In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 1502(1), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Securities of such series which shall constitute a quorum.
     Except as limited by the proviso to Section 902, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Securities of that series; provided, however, that, except as limited by the proviso to Section 902, any resolution with respect to any consent or waiver which this Indenture expressly provides may be given by the Holders of at least 66 2/3% in principal amount of the Outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly convened and at which a quorum is present as aforesaid only by the affirmative vote of the Holders of 66 2/3% in principal amount of the Outstanding Securities of that series; and provided, further, that, except as limited by the proviso to Section 902, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other Act which this Indenture expressly provides may be made, given or taken by the Holders of a different specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of a series, may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of such series.
     Any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with this Section shall be binding on all the Holders of Securities of such series, whether or not such Holders were present or represented at the meeting.
Section 1505 Determination of Voting Rights; Conduct and Adjournment of Meetings.
     (1) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities of such series in regard to proof of the holding of Securities of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 104 and the appointment of any proxy shall be proved in the manner specified in Section 104. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 104 or other proof.
     (2) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Issuers or by Holders of Securities as provided in Section 1502(2), in which case the Issuers or the Holders of Securities of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting.
     (3) At any meeting, each Holder of a Security of such series or proxy shall be entitled to one vote for each $1,000 principal amount of Securities of such series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.
     (4) Any meeting of Holders of Securities of any series duly called pursuant to Section 1502 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting; and the meeting may be held as so adjourned without further notice.
Section 1506 Counting Votes and Recording Action of Meetings.
     The vote upon any resolution submitted to any meeting of Holders of Securities of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the permanent secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Holders of Securities of any series shall be prepared by the permanent secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 1502 and, if applicable, Section 1504. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Issuers, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.
ARTICLE SIXTEEN
GUARANTEES OF SECURITIES
Section 1601 Unconditional Guarantee.
     (1) For value received, each of the Guarantors hereby fully, irrevocably, unconditionally and absolutely guarantees to the Holders of Securities of each series to which this Article Sixteen has been made applicable as provided in Section 301(20) and to the Trustee the due and punctual payment of the principal of, and premium, if any, and interest on such Securities, and all other amounts due and payable under this Indenture and such Securities by the Issuers to the Trustee or such Holders (including, without limitation, all costs and expenses

(including reasonable legal fees and disbursements) incurred by the Trustee or such Holders in connection with the enforcement of this Indenture and the Guarantee) (collectively, the “Indenture Obligations”), when and as such amounts shall become due and payable, whether at the Stated Maturity, upon redemption or by declaration of acceleration or otherwise, according to the terms of such Securities and this Indenture. The guarantees by the Guarantors set forth in this Article Sixteen are referred to herein as the “Guarantees,” and each individually as a “Guarantee.” Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Indenture Obligations and would be owed by the Issuers to the Trustee or such Holders under this Indenture and such Securities but for the fact that they are unenforceable, reduced, limited, impaired, suspended or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Issuers.
     (2) Failing payment when due of any amount guaranteed pursuant to the Guarantee, for whatever reason, each Guarantor will be obligated (to the fullest extent permitted by applicable law) to pay the same immediately to the Trustee, without set-off or counterclaim or other reduction whatsoever (whether for taxes, withholding or otherwise). The Guarantees hereunder are intended to be a general, unsecured, senior obligation of each Guarantor and will rank pari passu in right of payment with all unsecured indebtedness of such Guarantor that is not, by its terms, expressly subordinated in right of payment to the Guarantee of such Guarantor. Each Guarantor hereby agrees that, to the fullest extent permitted by applicable law, its obligations hereunder shall be full, irrevocable, unconditional and absolute, irrespective of the validity, regularity or enforceability of such Securities, the Guarantee or this Indenture, the absence of any action to enforce the same, any waiver or consent by any such Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of such Guarantor. Each Guarantor hereby agrees that in the event of a default in payment of any Indenture Obligations, whether at the Stated Maturity, upon redemption or by declaration of acceleration or otherwise, legal proceedings may be instituted by the Trustee on behalf of such Holders or, subject to Section 507 hereof, by such Holders, on the terms and conditions set forth in this Indenture, directly against such Guarantor to enforce the Guarantee without first proceeding against the Issuers.
     (3) To the fullest extent permitted by applicable law, the obligations of each Guarantor under this Article Sixteen shall be as aforesaid full, irrevocable, unconditional and absolute and shall not be impaired, modified, discharged, released or limited by any occurrence or condition whatsoever, including, without limitation, (i) any compromise, settlement, release, waiver, renewal, extension, indulgence or modification of, or any change in, any of the obligations and liabilities of the Issuers or any other Guarantor contained in any of such Securities or this Indenture, (ii) any impairment, modification, release or limitation of the liability of the Issuers, any other Guarantor or any of their estates in bankruptcy, or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of any applicable Bankruptcy Law, as amended, or other statute or from the decision of any court, (iii) the assertion or exercise by the Trustee or any such Holder of any rights or remedies under any of such Securities or this Indenture or their delay in or failure to assert or exercise any such rights or remedies, (iv) the assignment or the purported assignment of any property as security for any of such Securities, including all or any part of the rights of the Issuers or any other Guarantor under this Indenture, (v) the extension of the time for payment by the Issuers or any other Guarantor of any payments or other sums or any part thereof owing or payable under any of the terms and provisions of any of such Securities or this Indenture or of the time for performance by the Issuers or any other Guarantor of any other obligations under or arising out of any such terms and provisions or the extension or the renewal of any thereof, (vi) the modification or amendment (whether material or otherwise) of any duty, agreement or obligation of the Issuers or any other Guarantor set forth in this Indenture, (vii) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment, rehabilitation or relief of, or other similar proceeding affecting, the Issuers or any other Guarantor or any of their respective assets, or the disaffirmance of any of such Securities, the Guarantee or this Indenture in any such proceeding, (viii) the release or discharge of the Issuers or any other Guarantor from the performance or observance of any agreement, covenant, term or condition contained in any of such instruments by operation of law, (ix) the unenforceability of any of such Securities, any other Guarantee or this Indenture, (x) any change in the name, business, capital structure, corporate existence, or ownership of the Issuers or any other Guarantor, or (xi) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, a surety or any Guarantor.
     (4) To the fullest extent permitted by applicable law, each Guarantor hereby (i) waives diligence, presentment, demand of payment, notice of acceptance, filing of claims with a court in the event of the merger, insolvency or bankruptcy of the Issuers or such Guarantor, and all demands and notices whatsoever, (ii) acknowledges that any agreement, instrument or document evidencing its Guarantee may be transferred and that the benefit of its obligations hereunder shall extend to each holder of any agreement, instrument or document evidencing the Guarantee without notice to them and (iii) covenants that its Guarantee will not be discharged except by complete performance of the Guarantee. To the fullest extent permitted by applicable law, each Guarantor further agrees that if at any time all or any part of any payment theretofore applied by any Person to any Guarantee is, or must be, rescinded or returned for any reason whatsoever, including without limitation, the insolvency, bankruptcy or reorganization of any Guarantor, such Guarantee shall, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence notwithstanding such application, and the Guarantee shall continue to be effective or be reinstated, as the case may be, as though such application had not been made.
     (5) Each Guarantor shall be subrogated to all rights of the Holders and the Trustee against the Issuers in respect of any amounts paid by such Guarantor pursuant to the provisions of this Indenture; provided, however, that such Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation with respect to any of such Securities until all of such Securities and the Guarantees shall have been indefeasibly paid in full or discharged.
     (6) No member, partner, director, officer, employee or equityholder, as such, of a Guarantor shall have any liability for any obligations of the Guarantor under this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.

     (7) To the fullest extent permitted by applicable law, no failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, power, privilege or remedy under this Article Sixteen and the Guarantee shall operate as a waiver thereof, nor shall any single or partial exercise of any rights, power, privilege or remedy preclude any other or further exercise thereof, or the exercise of any other rights, powers, privileges or remedies. The rights and remedies herein provided for are cumulative and not exclusive of any rights or remedies provided in law or equity. Nothing contained in this Article Sixteen shall limit the right of the Trustee or the Holders to take any action to accelerate the maturity of such Securities pursuant to Article Five or to pursue any rights or remedies hereunder or under applicable law.
Section 1602 Execution and Delivery of Notation of Guarantee.
     To further evidence the Guarantees, each Guarantor hereby agrees that a notation of its Guarantee, executed by either manual or facsimile signature of an officer of such Guarantor, may be endorsed on each Security of a series to which this Article Sixteen has been made applicable authenticated and delivered by the Trustee.
     Each Guarantor hereby agrees that its Guarantee of Securities of a series to which this Article Sixteen has been made applicable shall remain in full force and effect notwithstanding any failure to endorse on any such Security a notation relating to its Guarantee thereof.
     If an officer of any Guarantor whose signature is on this Indenture or a Security no longer holds that office at the time the Trustee authenticates such Security or at any time thereafter, such Guarantor’s Guarantee of such Security shall be valid nevertheless.
     The delivery by the Trustee of any Security of a series to which this Article Sixteen has been made applicable, after the authentication thereof under this Indenture, shall constitute due delivery of the Guarantees set forth in this Indenture on behalf of each Guarantor.
Section 1603 Limitation on Guarantor Liability.
     The obligations of each Guarantor under its Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and to any collections from or payments made by or on behalf of any other Guarantor under such other Guarantor’s Guarantee, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.
Section 1604 Release of Guarantee.
     Notwithstanding anything to the contrary in this Article Sixteen, the Guarantee of a Guarantor shall be released: (i) if such Guarantor shall cease to be a Subsidiary of the Partnership, (ii) in connection with any sale or other disposition of all or substantially all of the properties or assets of such Guarantor (including by way of merger or consolidation) to a Person that is not a Subsidiary of an Issuer or (iii) at such time as such Guarantor ceases to guarantee any other indebtedness of the Issuers or any other Guarantor, provided that such Guarantor is then no longer an obligor with respect to any indebtedness in excess of $50.0 million in aggregate principal amount. If no Event of Default or event which the giving of notice or passage of time or both would constitute an Event of Default shall have occurred and be continuing, such Guarantor, upon giving notice to the Trustee (contained in an Officer’s Certificate) to the effect that any of the conditions described in the foregoing clauses (i) through (iii) has occurred, shall be deemed to be released from all of its obligations under this Indenture, and its Guarantee shall be of no further force or effect with respect to such Guarantor. Following the receipt by the Trustee of any such notice, the Issuers shall cause this Indenture to be amended as provided in Section 901(15) hereof with respect to such Guarantor; provided, however, that the failure to so amend this Indenture shall not affect the validity of the termination of the Guarantees with respect to such Guarantor.
     In addition, upon the occurrence of the satisfaction and discharge of this Indenture or a defeasance as provided in Section 401 and Section 402 hereof with respect to the Securities of a series guaranteed by a Guarantor, such Guarantor shall be deemed to be released from all its obligations under this Indenture and the Guarantees with respect to such series and such Guarantees shall be of no further force or effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

WILLIAMS PARTNERS L.P.

By:	Williams Partners GP LLC,
its General Partner

By:
Name:

Title:

WILLIAMS PARTNERS FINANCE CORPORATION

By:

Name:

Title:

JPMORGAN CHASE BANK, N.A., as Trustee

By:

Name:

Title: